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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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CAPITAL SENIOR LIVING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAPITAL SENIOR LIVING CORPORATION
14160 DALLAS PARKWAY, SUITE 300
DALLAS, TEXAS 75254

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 8, 2007

To the stockholders of Capital Senior Living Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Capital Senior Living Corporation, a Delaware corporation (the “Company”), will be held at The Embassy Suites Hotel, 14021 Noel Road, Dallas, Texas 75240 at 10:00 a.m. (local time), on the 8th day of May, 2007, for the following purposes:

1. To elect two (2) directors of the Company to hold office until the Annual Meeting to be held in 2010 or until their respective successors are duly qualified and elected;

2. To ratify the Audit Committee’s appointment of Ernst & Young LLP, independent accountants, as the Company’s independent auditors;

3. To approve the Company’s 2007 Omnibus Stock and Incentive Plan;

4. To consider and act upon a stockholder proposal; and

5. To transact any and all other business that may properly come before the Annual Meeting or any adjournment(s) thereof.

The Board of Directors has fixed the close of business on March 20, 2007, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for 10 days prior to the Annual Meeting.

You are cordially invited to attend the Annual Meeting; however, whether or not you expect to attend the meeting in person, you are urged to mark, sign, date, and mail the enclosed WHITE proxy card promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order to help establish the presence of a quorum at the Annual Meeting. If you attend the Annual Meeting and wish to vote in person, you may do so even if you have already dated, signed and returned your WHITE proxy card.

By Order of the Board of Directors
James A. Stroud
Chairman of the Board and Secretary

April 6, 2007
Dallas, Texas

CAPITAL SENIOR LIVING CORPORATION
14160 Dallas Parkway, Suite 300
Dallas, Texas 75254

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 8, 2007

Solicitation and Revocability of Proxies

The accompanying proxy is solicited by the Board of Directors on our behalf to be voted at the annual meeting of our stockholders to be held on May 8, 2007, at the time and place and for the purposes set forth in the accompanying notice and at any adjournment(s) or postponement(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted “FOR” the election of directors, the ratification of the appointment of the independent auditors, the approval of our 2007 Omnibus Stock and Incentive Plan, which we refer to as the “2007 Stock Incentive Plan,” and “AGAINST” the stockholder proposal, each as set forth in the accompanying notice.

Our principal executive offices are located at, and our mailing address is, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254.

Our management does not intend to present any business at the meeting for a vote other than the matters set forth in the accompanying notice and has no information that others will do so. If other matters requiring a vote of our stockholders properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

This proxy statement and accompanying form of proxy are being mailed on or about April 10, 2007. The annual report to our stockholders covering our fiscal year ended December 31, 2006, mailed to our stockholders on or about April 10, 2007, does not form any part of the materials for solicitation of proxies.

Any stockholder giving a proxy has the unconditional right to revoke his or her proxy at any time prior to the voting thereof either in person at the meeting by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to us addressed to David R. Brickman, General Counsel, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254; no such revocation shall be effective, however, unless such notice of revocation has been received by us at or prior to the meeting.

In addition to the solicitation of proxies by use of the mail, our officers and regular employees may solicit the return of proxies, either by mail, telephone, telecopy, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. We have retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of $25,000. This amount includes fees payable to Georgeson, but excludes salaries and expenses of our officers, directors and employees. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of our common stock registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of our common stock.

The cost of preparing, printing, assembling, and mailing the annual report, the accompanying notice, this proxy statement, and the enclosed form of proxy, as well as the reasonable cost of forwarding solicitation materials to the beneficial owners of shares of our common stock, and other costs of solicitation, are to be borne by us.

Some banks, brokers and other record holders have begun the practice of “householding” proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single set of the proxy statement and annual report to any household at which two or more stockholders share an address. This procedure would reduce the volume of duplicate information and would also reduce our printing and mailing costs. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request to

David R. Brickman, General Counsel, at our principal business office, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254 or by calling (972) 770-5600. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Date for Receipt of Stockholder Proposals

Stockholder proposals to be included in the proxy statement for the annual meeting of our stockholders to be held in 2008 must be received by us at our principal executive offices on or before December 12, 2007 for inclusion in the proxy statement relating to that meeting.

Our Amended and Restated Certificate of Incorporation establishes an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors to be made at an annual meeting of our stockholders. In general, notice of a stockholder proposal or a director nomination to be brought at an annual meeting of our stockholders must be received by us not less than sixty (60) but not more than ninety (90) days before the date of the meeting and must contain specified information and conform to certain requirements set forth in our Amended and Restated Certificate of Incorporation. The chairman of the meeting may disregard the introduction of any such proposal or nomination if it is not made in compliance with the foregoing procedures or the applicable provisions of our Amended and Restated Certificate of Incorporation.

Quorum and Voting

The record date for the determination of our stockholders entitled to notice of and to vote at the meeting was the close of business on March 20, 2007. At such time, there were 26,450,787 shares of our common stock issued and outstanding.

Each holder of our common stock is entitled to one vote per share on all matters to be acted upon at the meeting, and neither our Amended and Restated Certificate of Incorporation nor our Amended and Restated Bylaws allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the meeting, the stockholders entitled to vote at the meeting, present in person or by proxy, may adjourn the meeting, from time to time, without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock represented in person or by proxy at the meeting and entitled to vote is required to approve election of directors, the ratification of the appointment of the independent auditors, the approval of the 2007 Stock Incentive Plan and the stockholder proposal.

If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors on all matters and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. New York Stock Exchange regulations prohibit brokers or other nominees that are New York Stock Exchange member organizations from voting in favor of any proposal (i) relating to an equity compensation plan, (ii) made by a stockholder which is being opposed by management, and (iii) relating to certain other matters unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. NASD member brokers are also prohibited from voting on these types of proposals without specific instructions from beneficial holders. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum. Each proposal is tabulated separately. Abstentions are counted in tabulations of votes cast on proposals presented to stockholders, whereas broker non-votes are not counted as voting for purposes of determining whether a proposal has received the necessary number of votes for approval of the proposal.

Requests for Written Copies of Annual Report

We will provide, without charge, a copy of our annual report as filed with the SEC upon the written request of any registered or beneficial owner of our common stock entitled to vote at the meeting. Requests should be made by mailing David R. Brickman, General Counsel, at our principal business office, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254 or calling (972) 770-5600. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants including us.

Forward-Looking Statements

Certain information contained in this proxy statement constitutes “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act, as amended, which can be identified by the use of forward-looking terminology such as “may,” “will,” “would,” “intend,” “could,” “believe,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology. We caution readers that forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs, and income, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors herein identified. These factors include our ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturn in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations, among others, and other risks and factors identified from time to time in our reports filed with the SEC.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 20, 2007, by: (i) each person known by us to be the beneficial owner of more than five percent of our common stock; (ii) each of our directors; (iii) our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated executive officers during 2006, or our “named executive officers;” and (iv) all of our executive officers and directors as a group. Except as otherwise indicated, the address of each person listed below is 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254.

	Shares Beneficially Owned(1)(2)
Name of Beneficial Owner	Number		Percent of Class

FMR Corp.	3,923,927	(3)	14.8%
Edward C. Johnson 3d	3,923,927	(3)	14.8%
James Stroud	2,798,159	(4)	10.5%
Mercury Real Estate Advisors LLC	2,612,414	(5)	9.9%
David R. Jarvis	2,612,414	(5)	9.9%
Malcom F. MacLean IV	2,612,414	(5)	9.9%
Dimensional Fund Advisors LP	2,227,659	(6)	8.4%
Charles M. Gillman	1,935,000	(7)	7.3%
Boston Avenue Capital, L.L.C.	1,935,000	(7)	7.3%
Boulder Capital, L.L.C.	1,935,000	(7)	7.3%
Yorktown Avenue Capital, L.L.C.	1,935,000	(7)	7.3%
T. Rowe Price Associates, Inc.	1,798,700	(8)	6.8%
T. Rowe Price Small-Cap Value Fund, Inc.	1,585,000	(8)	6.0%
Harvey Hanerfeld	1,434,400	(9)(10)	5.4%
Roger Feldman	1,412,400	(9)(11)	5.3%
Lawrence A. Cohen	666,809	(12)	2.5%
Keith N. Johannessen	183,096	(13)	*
David R. Brickman	92,224	(14)	*
Ralph A. Beattie	59,510	(15)	*
James A. Moore	41,071	(16)	*
Dr. Victor W. Nee	20,300	(17)	*
Jill M. Krueger	9,000	(18)	*
Craig F. Hartberg	4,500	(19)	*
All directors and executive officers as a group (15 persons)	4,042,781	(20)	14.8%

*	Less than one percent.

(1)	Pursuant to SEC rules, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power and as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting and/or investment power within 60 days.

(2)	Except for the percentages of certain parties that are based on presently exercisable options which are indicated in the following footnotes to the table, the percentages indicated are based on 26,450,787 shares of our common stock issued and outstanding on March 20, 2007. In the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares presently held or purchasable within the next 60 days underlying such options are outstanding.

(3)	According to Schedule 13G/A, filed February 14, 2007. Fidelity Management & Research Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 3,923,927 shares as a result of acting as the registered investment adviser to various investment companies. The ownership of one investment company, Fidelity Small Cap Independence, amounted to 1,467,000 shares. Fidelity Small Cap Independence has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Mr. Johnson and FMR Corp., through its control of Fidelity Management & Research Company and the funds each has sole power to dispose of the 3,923,927 shares owned by the funds. Neither FMR Corp. nor Mr. Johnson, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by Fidelity Management & Research Company and Fidelity Small Cap Independence, which power resides with their Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Board of Trustees. Members of Mr. Johnson’s family own, directly or through trusts, shares of Series B common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp.

(4)	Consists of 55,000 shares held by Mr. Stroud directly, 2,608,750 shares held indirectly over which Mr. Stroud has voting and dispositive power and 134,409 shares that Mr. Stroud may acquire upon the exercise of options immediately or within 60 days after March 20, 2007.

(5)	According to Schedule 13D/A, filed December 11, 2006. The address of each of Mercury Real Estate Advisors LLC, Mr. Jarvis and Mr. MacLean is c/o Mercury Real Estate Advisors LLC, Three River Road, Greenwich, Connecticut 06807. Mercury Real Estate Advisors LLC, a Delaware limited liability company, is the investment advisor to the following investment funds that directly hold shares: Mercury Special Situations Fund LP, a Delaware limited partnership; Mercury Special Situations Offshore Fund, Ltd., a British Virgin Island company; Mercury Real Estate Securities Fund LP, a Delaware limited partnership; Silvercreek SAV LLC, a Delaware limited liability company; and GPC LXV, LLC. Messrs. Jarvis and MacLean are the managing members of Mercury Real Estate Advisors LLC. Mercury Real Estate Advisors LLC, Mr. Jarvis and Mr. MacLean each has the sole power to vote and direct the disposition of the reported shares.

(6)	According to Schedule 13G/A, filed February 8, 2007. The address of Dimensional Fund Advisors LLP is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Consists of shares held in investment companies, trusts and accounts over which Dimensional Fund Advisors Inc. possesses sole investment and voting power in its role as investment advisor or manager. Dimensional Fund Advisors LLP disclaims beneficial ownership of the shares.

(7)	According to Schedule 13D, filed May 12, 2005. The address of each of Charles M. Gillman, Boston Avenue Capital, LLC, an Oklahoma limited liability company, Boulder Capital, LLC, an Oklahoma limited liability company, and Yorktown Avenue Capital, LLC, an Oklahoma limited liability company, is 415 South Boston, 9th Floor, Tulsa, Oklahoma 74103. Mr. Gillman is the manager of all three entities.

(8)	According to Schedule 13G/A, filed February 13, 2007. The address of T. Rowe Price Associates, Inc, is 100 E. Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which beneficially owns 1,585,000 shares over which it has sole voting power, representing approximately 6.0% of the shares outstanding), which T. Rowe Price Associates, Inc. serves as investment advisor with the sole power to direct investments (with respect to all of these shares) and sole power to vote (with respect to 209,400 of the reported shares). For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

(9)	According to Schedule 13G/A, filed February 14, 2007. The address for each of Mr. Hanerfeld and Mr. Feldman is 1919 Pennsylvania Avenue, NW, Suite 275, Washington, DC 20006. As sole stockholders, directors and executive officers of West Creek Capital, Inc., a Delaware corporation that is the general partner of West Creek Capital, L.P., a Delaware limited partnership, that is the investment advisor to (i) West Creek

Partners Fund L.P., a Delaware limited partnership, (ii) WC Select L.P., a Delaware limited partnership, (iii) Cumberland Investment Partners, L.L.C., a Delaware limited liability company, and (iv) certain private accounts, Mr. Feldman and Mr. Hanerfeld may be deemed to have the shared power to direct the voting and disposition of the 730,100 shares of common stock owned by West Creek Partners Fund, L.P., the 160,000 shares of common stock owned by WC Select L.P., the 383,700 shares of common stock owned by Cumberland Investment Partners, L.L.C., and the 110,600 shares of common stock held in the private accounts.

(10)	Includes 50,000 shares with respect to which Mr. Hanerfeld has the sole power to vote or direct the voting and to dispose or direct the disposition.

(11)	Includes 28,000 shares beneficially owned by Mr. Feldman has the sole power to vote or direct the voting and to dispose or direct the disposition.

(12)	Consists of 401,200 shares held by Mr. Cohen directly, 42,900 shares of restricted stock, 300 shares held by family members of Mr. Cohen and 222,409 shares that Mr. Cohen may acquire upon the exercise of options immediately or within 60 days after March 20, 2007.

(13)	Consists of 42,900 shares of restricted stock and 140,196 shares that Mr. Johannessen may acquire upon the exercise of options immediately or within 60 days after March 20, 2007.

(14)	Consists of 9,900 shares of restricted stock and 82,324 shares that Mr. Brickman may acquire upon the exercise of options immediately or within 60 days after March 20, 2007.

(15)	Consists of 16,500 shares of restricted stock and 43,010 shares that Mr. Beattie may acquire upon the exercise of options immediately or within 60 days after March 20, 2007.

(16)	Consists of 4,800 shares held directly by Mr. Moore and 36,271 shares that Mr. Moore may acquire upon the exercise of options immediately or within 60 days after March 20, 2007.

(17)	Consists of 1,000 shares held directly by Dr. Nee directly, 1,000 shares held by Mimi Nee, the spouse of Dr. Nee, and 18,300 shares that Dr. Nee may acquire upon the exercise of options immediately or within 60 days after March 20, 2007.

(18)	Consists of 9,000 shares that Ms. Krueger may acquire upon the exercise of options immediately or within 60 days after March 20, 2007.

(19)	Consists of 1,500 shares held directly by Mr. Hartberg and 3,000 shares that Mr. Hartberg may acquire upon the exercise of options immediately or within 60 days after March 20, 2007.

(20)	Includes 815,671 shares that such officers and/or directors, collectively, may acquire upon the exercise of options immediately or within 60 days after March 20, 2007.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Nominees and Continuing Directors

Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to vote the shares represented by such proxy for the election of each of the following named nominees as a member of the Board of Directors, each to hold office until the annual meeting of our stockholders to be held in 2010 and until his successor is duly qualified and elected or until his earlier resignation or removal. Each of the nominees is presently a member of the Board of Directors.

			Director’s
Name	Age	Position(s)	Term Expires

Nominees:
James A. Moore	72	Director	2010
Dr. Victor W. Nee	71	Director	2010
Continuing Directors:
Lawrence A. Cohen	53	Vice Chairman of the Board and Chief Executive Officer	2008
Craig F. Hartberg	70	Director	2008
James A. Stroud	56	Chairman of the Board and Chairman and Secretary	2009
Keith N. Johannessen	50	President and Chief Operating Officer and Director	2009
Jill M. Krueger	48	Director	2009

James A. Stroud has served as one of our directors and officers since January 1986. He currently serves as our Chairman of the Board and Chairman and Secretary. Mr. Stroud also serves on the board of directors of various educational and charitable organizations and in varying capacities with several trade organizations, including as an Owner/Operator Advisory Group member to the National Investment Conference. Mr. Stroud has served as a member of the Founder’s Council and Leadership Counsel of the Assisted Living Federation of America and as a Founding Sponsor of The Johns Hopkins University Senior Housing and Care Program. Mr. Stroud was the past President and a member of the Board of Directors of the National Association for Senior Living Industry Executives. He was also a Founder of the Texas Assisted Living Association and served as a member of its Board of Directors. Mr. Stroud has earned a Masters in Law, is a licensed attorney and is also a Certified Public Accountant. Mr. Stroud has had positions with businesses involved in senior living for 22 years.

Lawrence A. Cohen has served as one of our directors and as Vice Chairman of the Board since November 1996. He has served as our Chief Executive Officer since May 1999 and was our Chief Financial Officer from November 1996 to May 1999. From 1991 to 1996, Mr. Cohen served as President and Chief Executive Officer of Paine Webber Properties Incorporated, which controlled a real estate portfolio having a cost basis of approximately $3.0 billion, including senior living facilities of approximately $110.0 million. Mr. Cohen serves on the boards of various charitable organizations and was a founding member and is on the executive committee of the Board of Directors of the American Seniors Housing Association. Mr. Cohen has earned a Masters in Law, is a licensed attorney and is also a Certified Public Accountant. Mr. Cohen has had positions with businesses involved in senior living for 22 years.

Keith N. Johannessen has served as our President since March 1994, and previously served as our Executive Vice President from May 1993 to February 1994. Mr. Johannessen has served as one of our directors and as our Chief Operating Officer since May 1999. From 1992 to 1993, Mr. Johannessen served as Senior Manager in the health care practice of Ernst & Young LLP. From 1987 to 1992, Mr. Johannessen was Executive Vice President of Oxford Retirement Services, Inc. Mr. Johannessen has served on the State of the Industry and Model Assisted Living Regulations Committees of the American Seniors Housing Association. Mr. Johannessen has been active in operational aspects of senior housing for 28 years.

Craig F. Hartberg has been a director since February 2001. Mr. Hartberg currently serves as a Small Business Advisor for the Louisiana Department of Development. Mr. Hartberg was in the banking industry for 28 years. From

1991 to 2000, Mr. Hartberg served as First Vice President, Senior Housing Finance for Bank One, Texas, N.A. From 1989 to 1991, Mr. Hartberg was the Senior Vice President, Manager Private Banking for Team Bank in Dallas, Texas. Mr. Hartberg graduated from the Southwestern Graduate School of Banking at Southern Methodist University. He earned his Masters of Business Administration at the University of Wyoming. Mr. Hartberg served as a member of the Board of Directors of the National Association of Senior Living Industry Executives and as a member of the Assisted Living Federation of America.

James A. Moore has been a director since October 1997. Mr. Moore is President of Moore Diversified Services, Inc., a senior living consulting firm engaged in market feasibility studies, investment advisory services, and marketing and strategic consulting in the senior living industry. Mr. Moore has over 40 years of industry experience and has conducted over 1,800 senior living consulting engagements in approximately 600 markets, in 47 states and six countries. Mr. Moore has authored numerous senior living and health care industry technical papers and trade journal articles, as well as the books Assisting Living — Pure & Simple Development and Operating Strategies and Assisted Living 2000, which are required assisted living certification course materials for the American College of Health Care Administrators. Mr. Moore’s latest book, Assisted Living Strategies for Changing Markets, was released in May 2001. Mr. Moore holds a Bachelor of Science degree in Industrial Technology from Northeastern University in Boston and an MBA in Marketing and Finance from Texas Christian University in Fort Worth, Texas.

Dr. Victor W. Nee has been a director since October 1997. Mr. Nee has been a Professor in the Department of Aerospace and Mechanical Engineering at the University of Notre Dame since 1965. Dr. Nee is currently Professor Emeritus at the University of Notre Dame. In addition to his professorial duties, Dr. Nee served as Director of the Advanced Technology Center at the University of Massachusetts, Dartmouth from 1993 to 1995, and as Director of the Advanced Engineering Research Laboratory at the University of Notre Dame from 1991 to 1993. Dr. Nee received a Bachelors of Science from the National Taiwan University in Civil Engineering and a Ph.D. in Fluid Mechanics from The Johns Hopkins University. Dr. Nee holds international positions as an advisor to governmental, educational and industrial organizations in China.

Jill M. Krueger has been a director since February 2004. Ms. Krueger has served as President and Chief Executive of Health Resources Alliance, Inc., a company specializing in providing for rehabilitative and wellness services, institutional pharmacy services and products and programs designed to promote independence, health and wellness for elderly persons. Ms. Krueger also manages Senior Care Network, a St. Louis based alliance, and Alliance Continuing Care Network, a New York based alliance, both of which create and implement innovative programs and services either to enhance quality of life for seniors through wellness and prevention or create cost efficiencies. Ms. Krueger was a partner at KPMG LLP responsible for overseeing the firm’s national Long-term Care and Retirement Housing Practice. Ms. Krueger served as a public commissioner for the Continuing Care Accreditation Commission and as a member of its financial advisory board from 1987 to 2001. Ms. Krueger also served on the American Association for Homes and Services for Aged House of Delegates, its Managed Care Committee, and has been a member of the Alexian Brothers Health Systems Strategic Planning Committee since 1996. Ms. Krueger has served on the Board of Directors and the Finance/Audit Committee for The Children Place, an organization dedicated to assisting children that are HIV or drug affected. Ms. Krueger has served on the Board of Directors and is the Chairperson for the Audit Committee for Franciscan Sisters Communities of Chicago since 2003.

The Board of Directors does not anticipate that any of the aforementioned nominees for director will refuse or be unable to accept election as a director, or be unable to serve as a director. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors.

There are no family relationships among any of our directors, director nominees or executive officers.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the individuals nominated for election as a director.

BOARD OF DIRECTORS AND COMMITTEES

General

Our Board of Directors currently consists of seven directors. The Board of Directors has determined that Craig F. Hartberg, James A. Moore, Dr. Victor W. Nee and Jill M. Krueger are “independent” within the meaning of the corporate governance rules of the New York Stock Exchange and no such individual has any relationship with us, except as a director and stockholder. In addition, we have adopted a Director Independence Policy, as described in greater detail below under the heading “— Director Independence Policy,” which establishes guidelines for the Board of Directors to follow in making the determination as to which of our directors is “independent.” Our Director Independence Policy is available on our website at http://www.capitalsenior.com in the Investor Relations section and is available in print to any stockholder who requests it. The Board of Directors has determined that Messrs. Hartberg and Moore, Dr. Nee and Ms. Krueger are each “independent” in accordance with our Director Independence Policy.

During 2006, the Board of Directors met seven times, including regularly scheduled and special meetings, and acted by unanimous written consent two times. Each director attended all meetings of the Board of Directors during his or her service as a director during 2006, except that Dr. Nee was unable to attend one meeting after receiving or waiving proper notice. During 2006, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. Under our Corporate Governance Guidelines, each of our directors is expected to attend all meetings of the Board of Directors, the annual stockholders meeting and meetings of the committees of the Board of Directors on which they serve. All directors then serving on the Board of Directors attended the 2006 Annual Meeting of Stockholders. At the start of each regularly scheduled executive session of the non-management directors, a presiding director is selected by a majority vote of the non-management directors.

Director Independence Policy

The Board of Directors undertakes an annual review of the independence of all non-management directors. In advance of the meeting at which this review occurs, each non-management director is asked to provide the Board of Directors with full information regarding the director’s business and other relationships with us to enable the Board of Directors to evaluate the director’s independence. Directors have an affirmative obligation to inform the Board of Directors of any material changes in their circumstances or relationships that may impact their designation by the Board of Directors as “independent.” This obligation includes all business relationships between, on the one hand, directors or members of their immediate family, and, on the other hand, us, whether or not such business relationships are described above.

No director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with us. The following guidelines are considered in making this determination:

•	a director who is, or has been within the last three years, employed by us, or whose immediate family member is, or has been within the last three years, one of our executive officers, is not “independent”;

•	a director who received, or whose immediate family member received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent”;

•	a director (a) who is or whose immediate family member is a current partner of a firm that is our internal or external auditor, (b) who is a current employee of such a firm, (c) whose immediate family member is a current employee of such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (d) who is or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time, is not “independent”;

•	a director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that other company’s compensation committee is not “independent”;

•	a director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not “independent”;

•	a director who serves as an executive officer, or whose immediate family member serves as an executive officer, of a tax exempt organization that, within the preceding three years received contributions from us, in any single fiscal year, of an amount equal to the greater of $1 million or 2% of such organization’s consolidated gross revenue, is not “independent”; and

•	a director who has a beneficial ownership interest of 10% or more in a company which has received remuneration from us in any single fiscal year in an amount equal to the greater of $1 million or 2% of such company’s consolidated gross revenue is not “independent” until three years after falling below such threshold.

In addition, members of the Audit Committee may not accept any consulting, advisory or other compensatory fee from us or any of our subsidiaries or affiliates other than directors’ compensation.

The terms “us” “we” and “our” means Capital Senior Living Corporation and any direct or indirect subsidiary of Capital Senior Living Corporation which is part of the consolidated group. An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

Committees

Committees of the Board of Directors include the Audit Committee, the Nominating Committee and the Compensation Committee.

Audit Committee

The Audit Committee consists of Messrs. Hartberg and Moore and Ms. Krueger, each of whom is “independent” as defined by the listing standards of the New York Stock Exchange in effect as of the date of this proxy statement. The Board of Directors has determined that Ms. Krueger qualifies as an “audit committee financial expert” within the meaning of SEC regulations. The Board of Directors has adopted an amended and restated Audit Committee Charter which is available on our website at http://www.capitalsenior.com in the Investor Relations section and which is available in print to any stockholder who requests it. Pursuant to its charter, the Audit Committee serves as an independent party to oversee our financial reporting process and internal control system, to appoint, replace, provide for compensation of and to oversee our independent accountants and provide an open avenue of communication among the independent accountants and our senior management and the Board of Directors. The Audit Committee held eight meetings during 2006, including regularly scheduled and special meetings, and did not act by unanimous written consent during 2006.

Nominating Committee

The Nominating Committee consists of Messrs. Hartberg and Moore and Dr. Nee, each of whom is “independent” as defined by the listing standards of the New York Stock Exchange in effect as of the date of this proxy statement. The Board of Directors has adopted an amended and restated Nominating Committee Charter, which, along with our Code of Business Conduct and Ethics and Corporate Governance Guidelines, is available on our website at http://www.capitalsenior.com in the Investor Relations section and each of which is available in print to any stockholder who requests it. Pursuant to its charter, the Nominating Committee:

•	identifies individuals qualified to become directors;

•	recommends director nominees to the Board of Directors;

•	develops and recommends for Board of Directors approval our Corporate Governance Guidelines;

•	oversees the evaluation of the Board of Directors and management; and

•	conducts an annual review of the adequacy of its charter and recommends proposed changes to the Board of Directors for its approval.

The Nominating Committee held one regularly scheduled meeting during 2006. During 2006, the Nominating Committee did not hold any special meetings, nor did it act by unanimous written consent.

Compensation Committee

The Compensation Committee consists of Messrs. Hartberg and Moore and Dr. Nee, each of whom is “independent” as defined by the listing standards of the New York Stock Exchange in effect as of the date of this proxy statement. The Compensation Committee held nine meetings during 2006, including regularly scheduled and special meetings, and did not act by unanimous written consent during 2006. The Board of Directors has adopted an amended and restated Compensation Committee Charter which is available on our website at http://www.capitalsenior.com in the Investor Relations section and which is available in print to any stockholder who requests it. Pursuant to its charter, the Compensation Committee’s responsibilities include, among other things, the responsibility to:

•	review and approve, on an annual basis, the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers, evaluate each such individual’s performance in light of such objectives and, either as a committee or together with other independent directors (as directed by the Board of Directors), determine and approve the compensation for each such individual based on such evaluation (including base salary, bonus, incentive and equity compensation);

•	review director compensation levels and practices, and recommend, from time to time, changes in such compensation levels and practices;

•	review our compensation, incentive compensation and equity-based plans and recommend, from time to time, changes in such compensation levels and practices to the Board of Directors;

•	review and discuss with our management the Compensation Discussion and Analysis to be included in our annual proxy statement, annual report on Form 10-K or information statement, as applicable, and make a recommendation as to whether it should be included therein;

•	conduct an annual review of the adequacy of its charter and recommend any proposed changes to the Board of Directors for its approval; and

•	perform any other activities consistent with our Amended and Restated Certificate of Incorporation, Bylaws and governing law as the Compensation Committee or the Board of Directors deems appropriate.

The Compensation Committee’s processes for fulfilling its responsibilities and duties with respect to executive compensation and the role of our executive officers and management in the compensation process are each described under “Compensation Discussion and Analysis — Compensation Process” beginning on page 14 of this proxy statement.

In fulfilling its responsibilities and duties with respect to the compensation of our directors, the Compensation Committee periodically reviews the compensation paid to the non-employee directors of the companies in our peer group, and may recommend to the Board of Directors adjustments to our director compensation levels and practices so as to remain competitive with the companies in our peer group.

Pursuant to its charter, the Compensation Committee may retain such compensation consultants, outside counsel and other advisors as it may deem appropriate in its sole discretion and it has the sole authority to approve related fees and other retention terms. From time to time, the Compensation Committee has engaged third parties to compile statistical information with respect to the executive compensation practices of other comparable public companies. As described in greater detail in “Compensation Discussion and Analysis — Compensation Process” beginning on page 14 of this proxy statement, in July 2006, the Compensation Committee engaged Hewitt

Associates LLC, an executive compensation consulting firm, to conduct a formal review of our compensation arrangements for our named executive officers to ensure that such arrangements were commensurate with those offered by similarly-situated public companies in the senior living industry. During its engagement, Hewitt participated in meetings of the Compensation Committee and advised the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. The use of an independent consultant assists the Compensation Committee in evaluating whether our executive compensation programs are reasonable and consistent with the objectives which the Compensation Committee has established for our executive compensation program. Hewitt has not performed any services for our management.

Director Nominations

The Nominating Committee is responsible under its charter for identifying and recommending qualified candidates for election to the Board of Directors. In addition, stockholders who wish to recommend a candidate for election to the Board of Directors may submit the recommendation to the chairman of the Nominating Committee, in care of our General Counsel. Any recommendation must include name, contact information, background, experience and other pertinent information on the proposed candidate and must be received in writing by December 12, 2007 for consideration by the Nominating Committee for the annual meeting of our stockholders to be held in 2008.

Although the Nominating Committee is willing to consider candidates recommended by our stockholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by our stockholders. The Nominating Committee believes that a formal policy is not necessary or appropriate because of the small size of the Board of Directors and because the current Board of Directors already has a diversity of business background, shareholder representation and industry experience.

The Nominating Committee does not have specific minimum qualifications that must be met by a candidate for election to the Board of Directors in order to be considered for nomination by the Nominating Committee. In identifying and evaluating nominees for director, the Nominating Committee considers each candidate’s qualities, experience, background and skills, as well as any other factors which the candidate may be able to bring to the Board of Directors that the Board of Directors currently does not possess. The process is the same whether the candidate is recommended by a stockholder, another director, management or otherwise. We do not pay a fee to any third party for the identification of candidates, but we have paid a fee in the past to a third party for a background check for a candidate.

With respect to this year’s nominees for director, each of Mr. Moore and Dr. Nee is a current director standing for re-election.

Website

Our internet website, www.capitalsenior.com, contains an Investor Relations section which provides links to our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, SEC stock ownership reports, amendments to those reports and filings, Code of Business Conduct and Ethics, Corporate Governance Guidelines, Director Independence Policy and charters of the committees of the Board of Directors. These documents are available in print free of charge to any stockholder who requests them as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The materials on our website are not incorporated by reference into this proxy statement and do not form any part of the materials for solicitation of proxies.

Communication with Directors

Correspondence may be sent to our directors, including our non-management directors individually (each of whom may be selected to serve as a presiding director at regularly scheduled executive sessions of the non-management directors) or as a group, in care of James A. Stroud, Chairman, with a copy to the General Counsel, David R. Brickman, at our principal business office, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75254.

All communication received as set forth above will be opened by the Chairman and General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Appropriate communications other than advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Vice Chairman of the Board of Directors and our Executive Vice President and Chief Financial Officer during 2006, as well as the other individuals included in the Summary Compensation Table on page 24 of this proxy statement, are referred to as our “named executive officers.”

The Compensation Committee is responsible for the oversight of our executive compensation program. Accordingly, the Compensation Committee is ultimately responsible for reviewing and approving the base salary increases and bonus levels of our executive officers, including our named executive officers, evaluating the performance of such individuals and reviewing any related matters. Equity and other forms of compensation for our executive officers, including our named executive officers, are also considered by the Compensation Committee.

Our executive compensation program for our named executive officers has historically consisted of annual cash compensation (base salary and a cash performance bonus), as well as periodic grants of long-term incentive equity awards, primarily in the form of both options to purchase shares of our common stock and restricted shares. In addition, we have entered into employment agreements with each of our named executive officers which each provide for, among other things, severance benefits to be paid to such individuals in certain events. Our executive compensation program has historically included a limited amount of personal benefits, including perquisites.

Compensation Objectives

The Compensation Committee has identified two primary objectives for our executive compensation program which govern the Compensation Committee’s decisions with respect to the amounts and types of compensation payable to our named executive officers. The objectives of our executive compensation program are to:

•	employ, retain and reward executives who are capable of leading us to the achievement of our business objectives, which include preserving a strong financial posture, increasing our assets, positioning our assets and business operations in geographic markets and industry segments offering long-term growth opportunities, enhancing stockholder value and ensuring our competitiveness, each of which are measured against conditions prevalent in the senior living industry; and

•	reward our named executive officers with equity compensation in addition to cash compensation in the form of base salary and a cash performance bonus, so as to further reinforce stockholder considerations and values in their actions.

Compensation Process

As discussed in greater detail below, the Compensation Committee typically meets quarterly to consider, among other things, (i) increases to the base salaries of our named executive officers whose employment agreements have anniversary dates arising in the upcoming quarter, and (ii) whether cash performance bonuses are to be paid under our incentive compensation program, pursuant to which our named executive officers, other than Mr. Brickman, are entitled to receive cash performance bonuses, and which we refer to as our “Incentive Compensation Plan,” to any of our named executive officers based upon our achievement, or any named executive officer’s achievement, as applicable, of any element of the Incentive Compensation Plan during the previous quarter. In addition, the Compensation Committee typically meets in the first quarter of each year to approve the Incentive Compensation Plan for such year.

In applying the above-described objectives for our executive compensation program, the Compensation Committee primarily relies upon:

•	input received from supervisors and an executive committee of our senior management, which has historically consisted of Messrs. Beattie, Cohen, Johannessen and Stroud and which we refer to as our “executive committee;”

•	publicly available information with respect to the executive compensation practices of certain public companies in the senior living industry;

•	industry surveys; and

•	upon its own judgment.

Input Received from Supervisors and our Executive Committee.  As discussed in greater detail below, the Compensation Committee has historically relied in part upon the input and recommendations of both the supervisors of our named executive officers and our executive committee when considering:

•	annual increases to base salaries for our named executive officers;

•	the annual establishment of our Incentive Compensation Plan; and

•	whether to grant long-term incentive awards to our named executive officers and if so, in what forms and amounts.

The Compensation Committee believes that the supervisors of our named executive officers, by virtue of their role in overseeing the day-to-day performance of such individuals, and the members of our executive committee, by virtue of their positions with us and their vast experience in the senior living industry, are appropriately suited to make informed recommendations to the Compensation Committee with respect to the foregoing elements of our executive compensation program.

Peer Group Data.  Since our initial public offering in 1997, the Compensation Committee has consistently sought to structure our executive compensation program so that the amounts and forms of compensation which are paid to our named executive officers are commensurate with those paid to executive officers with comparable duties and responsibilities at those public companies in the senior living industry which the Compensation Committee, in consultation with our executive committee, periodically determines to be the most directly comparable to us. In order to determine which public companies in the senior living industry are the most directly comparable to us, the Compensation Committee and our executive committee conduct an annual review to determine which such companies have:

•	a similar business focus to ours;

•	a similar revenue and/or asset base to ours; and

•	a trading volume that is approximately equal to or greater than ours at the time of such review.

We refer to such companies collectively as our “peer group.” For 2006, the companies which comprised our peer group were American Retirement Corp., Brookdale Senior Living Inc., Five Star Quality Care, Inc. and Sunrise Assisted Living, Inc.

The Compensation Committee reviews publicly available information regarding the compensation arrangements offered by the companies in our peer group on an annual basis, and generally targets the total compensation for our named executive officers in the range of the 50th percentile of the total compensation paid to executive officers with comparable duties and responsibilities at the companies in our peer group. Variations to this objective may occur as dictated by the experience level of an individual and market factors. Based upon the results of such review, the Compensation Committee may determine to modify the amounts and/or the forms of compensation which are available to our named executive officers, in light of the objectives which we have identified for our executive compensation program.

Industry Surveys.  From time to time, we have engaged third parties to compile statistical information with respect to the executive compensation practices of other comparable public companies. For example, in July 2006, we engaged Hewitt Associates, LLC, an executive compensation consulting firm, to conduct a more formal review of our compensation arrangements for our named executive officers to ensure that our compensation programs for such individuals were commensurate with those offered by similarly-situated public companies in the senior living industry. For purposes of its review, Hewitt compiled publicly available information with respect to the executive compensation programs offered by companies in two separate comparator groups and compared such information to our executive compensation program. The first group consisted of the companies in our peer group, each of which were considered by Hewitt to be our direct peers. The second group consisted of twenty public companies in the senior living industry with revenues for fiscal 2005 in excess of $190 million. Based upon its review of the information compiled by Hewitt, the Compensation Committee determined that our compensation arrangements for our named executive officers were commensurate with those offered by the companies in each of the two comparator groups and that the total compensation for our named executive officers was generally in the range of the 50th percentile of the total compensation paid to executive officers with comparable duties and responsibilities at the companies in each of the comparator groups.

In addition, the Compensation Committee typically reviews information compiled by third parties including, but not limited to, The Conference Board and FPL Associates Compensation, with respect to the executive compensation practices of other public companies in the senior living industry in order to assist it in determining the percentage range within which the base salary for our named executive officers for the upcoming year may increase from that paid to such individuals in the preceding year. For a more detailed description of the process by which the Compensation Committee determines the increases in base salaries for our named executive officers, please read “Forms of Compensation — Base Salary” below.

Other Factors.  Key factors which also affect the Compensation Committees’ judgment with respect to our executive compensation program include our financial performance, to the extent that it may be fairly attributed or related to the performance of a particular named executive officer, as well as the contribution of each named executive officer relative to his individual responsibilities and capabilities. While the Compensation Committee does consider our stock price performance, the Compensation Committee has not utilized it as the only measure of our financial performance, or the performance of our named executive officers, given the fact that it may not take into account a variety of factors including, but not limited to, the business conditions within the senior living industry as well as our long-term strategic direction and goals. Also, in applying these objectives, the Compensation Committee endeavors to achieve consistency with respect to the difference between the compensation of our named executive officers and the compensation of our other officers and employees and such differences found in the companies in our peer group.

Forms of Compensation

The following forms of compensation are currently utilized by the Compensation Committee in compensating our named executive officers:

•	base salary, which is paid in cash;

•	performance bonuses, which are paid in cash;

•	long-term incentive awards;

•	severance arrangements; and

•	limited personal benefits, including perquisites.

Base Salary.  The base salary for our named executive officers is established pursuant to the terms of each such individual’s employment agreement, and is subject to an annual increase. Such base salaries are paid in cash and are intended to reward our named executive officers for their performance during the fiscal year relative to their authority and responsibilities in their respective positions with us.

In the fourth quarter of each year, the Compensation Committee typically establishes a percentage range within which the base salary for our named executive officers for the upcoming year may increase from preceding year. In determining this percentage range, the Compensation Committee typically reviews information compiled by third parties including, but not limited to, The Conference Board and FPL Associates Compensation, and generally targets the base salary of our named executive officers in the range of the 50th percentile of the base salaries paid to the members of management and executive officers with comparable duties and responsibilities at other public companies in the senior living industry. For 2006, the Compensation Committee set such percentage range at 3%-4%.

At each quarterly meeting, the Compensation Committee typically reviews a list of those senior executives, including our named executive officers, whose employment agreements have anniversary dates arising in the upcoming quarter and authorizes the executive committee to approve base salary increases for each such individual in its discretion within such percentage range based in part upon the results of an annual performance and compensation review conducted by the supervisor of each such individual or, in the case of our Chief Executive Officer, by the executive committee. Each annual performance and compensation review takes place at the same quarterly meeting of the Compensation Committee at which it was authorized. In exercising its discretion, the executive committee typically considers each such individual’s historical performance in his or her position with us, as reflected by the results of the annual performance and compensation review, as well as our financial performance within each such individual’s sphere of influence.

In the event that the executive committee, following such evaluation, determines that the amount of any increase to the base salary of any such individual should be either greater than or less than the increase permitted by the percentage range, then the executive committee informs the Compensation Committee of its recommendation. Then, the Compensation Committee ultimately determines the amount of the increase based upon both the recommendations of the executive committee as well as its review of publicly-available information with respect to the base salaries paid to executives with comparable duties and responsibilities at the companies in our peer group. Any increase to the base salary of any such individual is typically effective as of the beginning of the pay period immediately following the anniversary date of such individual’s employment agreement.

The Compensation Committee believes that the supervisors are the most appropriate individuals to conduct the annual performance and compensation reviews by virtue of their role in overseeing the day-to-day performance of our senior executives, other than our Chief Executive Officer. The Compensation Committee believes that the members of the executive committee are the most appropriate individuals to ultimately determine the amount of the annual base salary increases within the percentage range since each member occupies a position with us which provides the requisite knowledge and experience to properly evaluate the performance of our senior executives, including our named executive officers, in their respective positions with us and in the context of our overall performance. Whenever the executive committee considers an increase to the base salary of an individual member of the executive committee, such individual is not permitted to participate in the deliberations of the executive committee relating to an increase in such individual’s base salary.

For a description of the base salaries paid to our named executive officers for 2006, please refer to the Summary Compensation Table on page 24 of this proxy statement.

Cash Performance Bonus.  Bonuses are typically awarded to our named executive officers, other than Mr. Brickman, annually pursuant to the Incentive Compensation Plan, which was implemented in 1999. The purpose of the Incentive Compensation Plan is to assist us in employing and retaining our named executive officers by providing them with a competitive compensation opportunity based upon the achievement of specified performance objectives which the Compensation Committee has identified as bearing a direct relation to the accomplishment of our business plan for the applicable year.

Under the Incentive Compensation Plan, cash performance bonuses are typically targeted at a pre-determined percentage of each eligible named executive officer’s base salary for such year. These percentages are typically established by the Compensation Committee based upon its review of publicly-available information with respect to similar programs offered by the companies in our peer group. For 2006, such percentages were established at 100% for our Chief Executive Officer and 75% for our other eligible named executive officers. The Compensation Committee determined that the target cash performance bonus opportunity for our Chief Executive Officer should represent a higher percentage of his base salary than that of the other eligible named executive officers based upon (i) a review of publicly available information regarding similar programs offered by the companies in our peer group, and (ii) its belief that our Chief Executive Officer, by virtue of his position with us, is in a position to exert a more significant influence as compared to the other eligible named executive officers over a number of the factors upon which cash performance bonuses under the Incentive Compensation Plan are contingent.

Typically, of the maximum cash performance bonus amount that an eligible named executive officer may earn pursuant to the Incentive Compensation Plan, pre-determined percentages of such amount are contingent upon:

•	our achievement of a target amount of quarterly earnings or loss per share of our common stock;

•	our achievement of a relative performance for our common stock on the NYSE over a period of time;

•	our achievement of certain corporate goals for the applicable year; and

•	the achievement by the eligible named executive officer of certain individual goals for the corresponding year within such named executive officer’s sphere of influence.

During the first quarter of each year, our executive committee typically makes recommendations to the Compensation Committee regarding the percentage allocations to be made among the above-described categories for the year based upon its determinations as to the relative importance which the goals in each such category bear to the goals in the other categories with respect to the achievement of our business plan for the applicable year. In addition, for each category which contains multiple goals, our executive committee also typically makes recommendations to the Compensation Committee regarding the percentage allocations among the goals within each such category based upon its determinations as to the relative importance which the goals in each such category bear to the other goal(s) in such category with respect to the achievement of our business plan for the applicable year. The Compensation Committee typically relies upon such recommendations from our executive committee due to the fact that the members of our executive committee are primarily responsible for the establishment of our business plan each year.

By approving the Incentive Compensation Plan in the first quarter of each year, the Compensation Committee and our executive committee may examine the performance of each of our eligible named executive officers during the previous year, establish performance goals for our eligible named executive officers relative to such performance, as well as determine the financial performance targets for the new fiscal year based in part upon the previous year’s performance.

The Compensation Committee typically meets quarterly to determine, among other things, whether cash performance bonuses are to be paid under the Incentive Compensation Plan to any of our named executive officers based upon our achievement, or any named executive officer’s achievement, as applicable, of any element of the Incentive Compensation Plan during the previous quarter. The payment of cash performance bonuses, if any, to the named executive officers is normally made, subject to payroll taxes and tax withholdings, in the pay period immediately following the date of such determination by the Compensation Committee.

The Incentive Compensation Plan represents the Compensation Committee’s determination that, although a substantial portion of the cash performance bonus opportunity for our named executive officers should be dependent on measures which are traditionally reflective of our overall financial performance, the Incentive Compensation Plan should also reward the individual contributions of each eligible named executive officer to the achievement of elements of our business plan which are within such individual’s sphere of influence. When the Incentive Compensation Plan was implemented in 1999, the Compensation Committee selected the categories of goals listed above, each of which is discussed in greater detail below, based on publicly-available information with respect to similar programs utilized by the companies in our peer group, as well as upon its belief that each such category contains measures which typically bear a direct relation to the achievement of our business plan each year. When the Compensation Committee meets in the first quarter of each year to approve the Incentive Compensation Plan for that year, it typically reviews publicly-available information with respect to similar programs utilized by the companies in our peer group to determine whether adjustments should be made to the structure of the Incentive Compensation Plan, in light of the objectives which the Compensation Committee has established for our executive compensation program.

Earnings or Loss Per Share.  Of the maximum cash performance bonus amount that an individual named executive officer may earn pursuant to the Incentive Compensation Plan, a pre-determined percentage of that amount is typically contingent on our achievement of a target amount of earnings or loss per share of our common stock for each quarter of the applicable year. At the beginning of each year, our senior management and the Board of Directors collaborate to establish earnings or loss per share estimates for our common stock for each quarter of such year. In setting the target amounts of earnings or loss per share of our common stock, our senior management and the Board of Directors typically review our budgets and financial projections for each quarter. Under the Incentive Compensation Plan, the Compensation Committee has the ability to review quarterly target amounts during the year and make adjustments to them in its discretion as it determines to be appropriate to respond to changes which affect general market conditions, or our business in particular, such as changes in interest rates, the acquisition or disposition of assets by us, changes in our business philosophy and overall trends in the economy. The Compensation Committee also takes into consideration external events which may influence the earnings or loss per share for our common stock in a manner that is not necessarily indicative of our performance or that of our named executive officers.

Under the Incentive Compensation Plan for 2006, our eligible named executive officers were entitled to receive a cash performance bonus equal to 33% (44% for our Chief Executive Officer) of their base salary paid during the applicable quarter if the actual earnings or loss per share for our common stock was equal to or greater than the internal target which we established for purposes of the Incentive Compensation Plan for 2006. The internal target earnings or loss per share for our common stock, excluding non-cash, stock-based compensation, which we established for the Incentive Compensation Plan for 2006 were $-0.03 for the first quarter, $0.00 for the second quarter, $0.01 for the third quarter, and $0.03 for the fourth quarter.

Stock Price.  Of the maximum cash performance bonus amount that an individual named executive officer may earn pursuant to the Incentive Compensation Plan, a pre-determined percentage of that amount is typically contingent on our achievement of a relative performance for our common stock on the NYSE. In the event that the average closing price for our common stock on the NYSE for the last 20 trading days of the preceding fiscal year is less than the average closing price for our common stock on the NYSE for the last 20 trading days of the applicable year, then the stock price goal is typically determined by comparing the average closing price for our common stock on the NYSE for the last 20 days of the applicable year to the average closing price for common stock of the companies in our peer group on their applicable markets. Under this scenario, the stock price goal for the Incentive Compensation Plan is typically achieved on a proportionate basis based on a percentage increase in our stock price ranging from 75% to 125% of the stock price of our peer group, and 100% achieved on the percentage increase in our stock price equal to or greater than 125% of the percentage increase for the stock price of the companies in our peer group.

In the event that the average closing price for our common stock for the last 20 trading days of the preceding fiscal year is greater than average closing price for our common stock for the last 20 trading days of the applicable year, then 25% of the stock price goal is typically determined in the Compensation Committee’s discretion, taking into consideration changes in the overall equity markets, healthcare sector, particular peer group circumstances, the acquisition or disposition of assets by us, change in our business philosophy and overall trends in the economy. Under this scenario, the remaining 75% is typically achieved on a proportionate basis based on a percentage decrease in our stock price ranging from 125% to 75% of the percentage decrease in the stock price of our peer group, and 100% achieved on a percentage decrease in our stock price equal to or less than 75% of percentage decrease in the stock price of the peer group. In the event that the peer group percentage is an increase, then 75% of the stock price goal is typically determined in the Compensation Committee’s discretion based on the factors described above.

Under the Incentive Compensation Plan for 2006, our eligible named executive officers were entitled to receive a cash performance bonus equal to a maximum of 10% (13% for our Chief Executive Officer) of their base salary for the year based upon the achievement of our stock price goals described above.

Corporate Goals.  Of the maximum cash performance bonus amount that an individual named executive officer may earn pursuant to the Incentive Compensation Plan, a pre-determined percentage of that amount is typically contingent on our achievement of certain objectively verifiable measures for our performance for the applicable year. These corporate goals are typically approved by the Compensation Committee in the first quarter of each fiscal year based upon the recommendations of our executive committee regarding certain initiatives and the corresponding measures therefor which our executive committee believes are directly related to the achievement of our business plan for that year. Typically, two or three distinct corporate goals are established and of the percentage of the maximum cash performance bonus amount that is contingent on the achievement of such corporate goals, varying percentages of such amount are allocated by the Compensation Committee to each corporate goal.

Under the Incentive Compensation Plan for 2006, our eligible named executive officers were entitled to receive a cash performance bonus equal to a maximum of 17% (23% for our Chief Executive Officer) of their base salary for the year based upon our achievement of three distinct corporate goals. First, of that maximum percentage, 7% (9.67% for our Chief Executive Officer) was related to the acquisition by us, or by joint ventures in which we participated, of senior living projects. Of that 7% (9.67% for our Chief Executive Officer), 33% was realizable in the event that we acquired $50 million of projects, 66% was realizable in the event that we acquired $75 million of projects, and 100% was realizable in the event that we acquired $100 million or more of projects. In this context, acquisitions also included long-term management contracts and leases secured by us, or by joint ventures in which we participated, if we obtained a management agreement or lease with a term of three or more years for the senior living project and such management contracts or leases were converted to an equivalent project fair market value using prevailing capitalization rates.

Second, of that maximum percentage, 5% (6.67% for our Chief Executive Officer) was related to sites for development being identified and placed under letters of intent or purchase agreements with closings anticipated to occur in 2007. Of that 5% (6.67% for our Chief Executive Officer), 33% was realizable upon the execution of letters of intent and purchase agreements for two sites, 66% upon four sites and 100% upon six or more sites.

Third, of that maximum percentage, 5% (6.66% for our Chief Executive Officer) was related to our achievement of an internal target for our cash earnings per share for our common stock for the year which we established for purposes of the Incentive Compensation Plan as $0.44 for 2006. In the first quarter of 2006, our senior management and the Board of Directors collaborated to establish such cash earnings per share estimate for our common stock for the year. In setting such internal target amount for purposes of the Incentive Compensation Plan, our senior management and the Board of Directors reviewed our budgets and financial projections for 2006.

Individual Goals.  Of the maximum cash performance bonus amount that an individual named executive officer may earn pursuant to the Incentive Compensation Plan, a pre-determined percentage of that amount is typically contingent on the achievement by the eligible named executive officer of certain objectively verifiable individual goals for the corresponding year within such named executive officer’s sphere of influence. These individual goals are typically approved by the Compensation Committee in the first quarter of each fiscal year based upon the recommendations of our executive committee regarding certain initiatives and the corresponding measures therefor which our executive committee believes are directly related to the achievement of our business plan for that year. Typically, two or three distinct individual goals are established for each eligible named executive officer and of the percentage of the maximum cash performance bonus amount that is contingent on the achievement of such individual goals, varying percentages of such amount are allocated by the Compensation Committee based upon the recommendations of our executive committee to each individual goal.

Under the Incentive Compensation Plan for 2006, our eligible named executive officers were entitled to receive a cash performance bonus equal to a maximum of 15% (20% for our Chief Executive Officer) of their base salary for the year based upon the achievement of such individual goals.

Mr. Brickman does not participate in the Incentive Compensation Plan, but the Compensation Committee has retained the ability to award an annual cash performance bonus to Mr. Brickman in its discretion pursuant to the terms of his employment agreement. The determination as to whether Mr. Brickman will receive a cash performance bonus with respect to a particular year is typically made by the Compensation Committee in the fourth quarter of the applicable year. In determining whether Mr. Brickman is entitled to receive a cash performance bonus and if so, in what amount, the Compensation Committee typically reviews our financial performance for the relevant fiscal year, Mr. Brickman’s past performance, total cash compensation necessary to retain top executive talent, and the budget for our legal department. The Compensation Committee does not believe that the Incentive Compensation Plan is an appropriate method by which to determine the cash performance bonus which Mr. Brickman is entitled to receive each year, since the Incentive Compensation Plan has historically been heavily dependent upon measures which are related to the achievement of our business plan. The Compensation Committee does not believe that, in his capacity as our Vice President — General Counsel, Mr. Brickman is in a position to influence the achievement of our business plan each year in the same manner as our other named executive officers.

For a description of the cash performance bonuses paid to our named executive officers for 2006, please refer to the Summary Compensation Table on page 24 of this proxy statement.

Long-Term Incentives.  Generally, long-term incentive awards are made to our named executive officers pursuant to the 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation, which we refer to as the “1997 Stock Incentive Plan.” Pursuant to the terms of the 1997 Stock Incentive Plan, awards granted thereunder may be made at such times and upon such vesting and other conditions as determined by the Compensation Committee, and may be made in the form of stock options, restricted share awards, stock appreciation rights, or SARs, cash awards and performance-based equity and cash awards.

The Compensation Committee has historically granted long-term incentive awards to our named executive officers on a case-by-case basis in connection with certain events which it determined have positively impacted our performance and/or increased stockholder value, and which it determined were substantially attributable to the performance of an individual named executive officer in his or her position with us. The Compensation Committee has also historically granted long-term incentive awards to our named executive officers in connection with events which have increased the number of outstanding shares of our common stock, so that our named executive officers maintained a relatively proportionate ownership interest in our equity after giving effect to such event as existed before such event. We did not grant any long-term incentive awards to our named executive officers during 2006.

In determining the amount and types of long-term incentive awards to be granted to our named executive officers, the Compensation Committee primarily relies upon:

•	objective data with respect to the size and/or the financial impact of the transaction(s), if any, giving rise to such long-term incentive award;

•	its own judgment with respect to the contributions of our named executive officers to such transaction(s) giving rise to the long-term incentive award, if any, which may involve input from members of our executive committee;

•	publicly-available information with respect to long-term incentive awards paid to named executive officers at companies in our peer group;

•	the amount of equity held by each named executive officer; and

•	the amount of cash compensation, in the form of base salary and cash performance bonus, that each named executive officer is eligible to earn for the relevant fiscal year.

The Compensation Committee has generally granted long-term incentive equity awards to our named executive officers in the following forms:

Options.  Pursuant to the terms of the 1997 Stock Incentive Plan, an option to purchase shares of our common stock will generally expire on the tenth anniversary of the date it is granted. In addition, the 1997 Stock Incentive Plan provides that the purchase price per share of our common stock covered by an option granted thereunder that qualifies as an incentive stock option may not be less than the fair market value per share of our common stock on the date the option is granted. Under the 1997 Stock Incentive Plan, the fair market value per share of our common stock on the date the option is granted is determined by reference to the closing sale price for shares of our common stock on the NYSE on the date the option is granted. In the case of an option that does not qualify as an incentive stock option, the purchase price per share of our common stock covered by any such option may not be less than the par value per share of our common stock.

The options granted to our named executive officers typically provide for vesting over a three to four year period. Based upon its review of publicly-available information, the Compensation Committee believes that the manner in which we determine the duration of the options, the vesting period and the purchase price per share of our common stock underlying such options is commensurate with the measures utilized by the companies in our peer group. The Compensation Committee believes that the award of options is consistent with the objectives of our executive compensation program because such awards enable our named executive officers, who are responsible for our management, growth and success, to receive a form of compensation which may increase in value in conjunction with an increase in the value of our common stock, thus further instilling stockholder considerations and values in their actions while also providing them with an incentive to remain in their positions with us.

Restricted Shares.  Pursuant to the 1997 Stock Incentive Plan, the Compensation Committee may issue shares of our common stock to our named executive officers subject to such restrictions on “transfer” and which constitute a “substantial risk of forfeiture,” as such terms are defined by the IRS, as it determines in its discretion. We refer to such shares as “restricted shares.” The Compensation Committee has typically awarded restricted shares to our named executive officers which are subject to a vesting period of three to four years. In establishing this vesting period, the Compensation Committee has typically relied on both a review of publicly-available information with respect to the vesting periods utilized by the companies in our peer group with respect to similar awards, as well as upon its belief as to the appropriate length of time to encourage our named executive officers to remain in their positions with us to realize the value of the award. The Compensation Committee believes that the award of restricted shares with time-based vesting provides our named executive officers individuals with both a minimum level of value as well as an additional incentive for such individuals to remain in their positions with us.

Severance Arrangements.  We have entered into employment agreements with each of our named executive officers which, among other things, provide for severance benefits to be paid upon the happening of certain events. Our employment agreements with Messrs. Brickman, Cohen, Johannessen and Stroud were each entered into in connection with our initial public offering in 1997. Leading up to our initial public offering, our Board of Directors, based upon input received from our legal counsel and legal counsel for our underwriters, determined that it was in our best interests to implement a company-wide severance plan structure, whereby severance benefits would be paid in certain events to members of our executive and senior management, including such named executive officers. Accordingly, our Board of Directors relied in large part upon both input received from such legal counsel as well as publicly-available information with respect to the severance practices of similarly-situated public companies in order to determine which measures to use to calculate the amounts payable upon the happening of certain events as well as the selection of the types of events which would trigger a payment obligation under our severance plan structure.

Upon the commencement of his employment with us in 1999, we entered into an employment agreement with Mr. Beattie. In the course of negotiating Mr. Beattie’s employment agreement, we relied upon publicly-available information with respect to the severance practices of the companies in our peer group in order to determine which measures to use to calculate the amounts payable upon the happening of certain events as well as the selection of the types of events which would trigger a payment obligation in the event that Mr. Beattie’s employment with us is severed. In addition, the Compensation Committee also sought to achieve a degree of consistency with respect to the severance benefits available to our other named executive officers.

The Compensation Committee believes that such severance benefits advance the objectives which the Compensation Committee has identified for our executive compensation program by facilitating our ability to employ, retain and reward executives who are capable of leading us to the achievement of our business objectives. In addition, the Compensation Committee believes that the formalization of our severance practices benefits us by providing certainty in terms of our obligations to our named executive officers in the event that our relationship with such individuals is severed.

Any time that the Compensation Committee considers the amount and mix of total compensation to be paid to our named executive officers it considers, among other things, the severance payments to which each named executive officer would be entitled to receive on the occurrence of the specified events. The Compensation Committee considers such information a relevant factor in analyzing proposed compensation arrangements, including raises in salary, bonus opportunities and grants of long-term incentive awards.

For a more detailed description of the severance arrangements which apply to our named executive officers, you should read the narrative discussion on page 28 of this proxy statement.

Perquisites and Other Personal Benefits.  Our named executive officers are eligible to participate in certain benefit plans generally available to all of our employees. The benefits available are the same for all of our employees, including our named executive officers, and include medical and dental coverage, long-term disability insurance and supplemental life insurance.

In addition, all of our employees, including our named executive officers, are eligible to participate in our 401(k) plan, which represents the only retirement benefit which we provide to our named executive officers. We may make discretionary matching cash contributions to the 401(k) plan in the amount of 100% of the named executive officer’s contributions, up to an amount not to exceed 2% of the named executive officer’s base salary. In establishing the amount of cash contributions made by our named executive officers to the 401(k) plan which we will match, we rely on publicly-available information with respect to the practices employed by the companies in our peer group.

Historically, our executive compensation program has contained limited perquisites. During 2006, Messrs. Cohen and Stroud received an automobile allowance of approximately $500 per month and $300 per month, respectively.

The Compensation Committee has determined to offer the above-described perquisites and other personal benefits in order to attract and retain our named executive officers by offering compensation opportunities that are competitive with those offered by similarly-situated public companies in the senior living industry. In determining the total compensation payable to our named executive officers for a given fiscal year, the Compensation Committee will examine such perquisites and other personal benefits in the context of the total compensation which our named executive officers are eligible to receive. However, given the fact that such perquisites and other personal benefits which are available to our named executive officers represent a relatively insignificant portion of their total compensation, the availability of such items does not materially influence the decisions made by the Compensation Committee with respect to other elements of the total compensation to which our named executive officers are entitled or awarded. For a description of the perquisites and other personal benefits received by our named executive officers during 2006, please refer to the Summary Compensation Table on page 24 of this proxy statement.

The foregoing discussion describes the compensation objectives and policies which were utilized with respect to our named executive officers during 2006. In the future, as the Compensation Committee continues to review each element of the executive compensation program with respect to our named executive officers, the objectives of our executive compensation program, as well as the methods which the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers, may change.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management and, based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement on Schedule 14A related to the 2007 Annual Meeting of Stockholders, for filing with the Securities and Exchange Commission.

Compensation Committee

Craig F. Hartberg
James A. Moore
Dr. Victor W. Nee

Summary Compensation Table

The following table summarizes the compensation earned by our named executive officers in 2006. The table specifically identifies the dollar value of compensation related to 2006 earned by such named executive officers in the form of:

•	base salary, which is paid in cash;

•	cash performance bonus, with respect to Mr. Brickman;

•	non-equity incentive plan compensation, listing the aggregate dollar value of awards earned by our named executive officers under our Incentive Compensation Plan for 2006; and

•	all other compensation, which includes amounts paid by us to the named executive officers as matching contributions under our 401(k) plan.

Other than Mr. Brickman, our named executive officers were not entitled to receive payments which would be characterized as “Bonus” payments for purposes of the Summary Compensation Table for 2006. Amounts listed under column (g), “Non-Equity Incentive Plan Compensation,” represent cash performance bonus awards earned by our named executive officers for 2006 pursuant to our Incentive Compensation Plan.

Based on the base salaries of our named executive officers for 2006, “Salary” accounted for approximately 56%, 63%, 62%, 62% and 78% of the total compensation of Messrs. Cohen, Stroud, Johannessen, Beattie and Brickman, respectively, while cash performance bonuses earned by our named executive officers, whether pursuant to our Incentive Compensation Plan for 2006 or otherwise, accounted for approximately 44%, 35%, 36%, 36% and 21% of the total compensation of Messrs. Cohen, Stroud, Johannessen, Beattie and Brickman, respectively. Because the value of the stock awards as reflected in the Summary Compensation Table are based on the Statement of Financial Accounting Standards No. 123 (revised) “Share Based Payments” (“FAS 123R”) value rather than the fair value, these percentages may not be able to be derived using the amounts reflected in the table below.

Summary Compensation Table for Fiscal Year 2006

					Non-Equity
				Stock	Incentive Plan		All Other
		Salary	Bonus	Awards ($)	Compensation		Compensation	Total
Name and Principal Position	Year	($)	($)	(1)	($)		($)(2)	($)

Lawrence A. Cohen, Vice Chairman of the Board and Chief Executive Officer	2006	$390,323	—	$129,561	$302,345	(3)	—	$822,229
James A. Stroud, Chairman and Secretary and Chairman of the Board	2006	$325,269	—	—	$183,001	(4)	$8,062	$516,332
Keith N. Johannessen, President and Chief Operating Officer	2006	$249,038	—	$129,561	$146,218	(5)	$7,500	$532,317
Ralph A. Beattie, Executive Vice President and Chief Financial Officer	2006	$232,509	—	$49,831	$132,821	(6)	$7,568	$422,729
David R. Brickman, Vice President — General Counsel	2006	$182,119	$48,000	$29,899	—		$3,642	$263,660

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R, of awards of restricted stock and reflects amounts from awards granted prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 12 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 16, 2007.

(2)	The amounts in this column reflect annual contributions or other allocations by us to our 401(k) plan.

(3)	This amount reflects Mr. Cohen’s cash performance bonus pursuant to our Incentive Compensation Plan for 2006. Mr. Cohen’s target cash performance bonus under our Incentive Compensation Plan for 2006 was established at 100% of his base salary, which was increased during the third quarter of 2006 from $381,423 to $396,680. Since we achieved the target amount of earnings or loss per share of our common stock for the first, third and fourth quarters of fiscal 2006, Mr. Cohen earned $41,957, $43,635 and $43,635, or 11% of his base salary paid during the first, third and fourth quarter, respectively. Although we did not achieve the target amount of earnings per share of our common stock in the third quarter of fiscal 2006, the Compensation Committee determined it appropriate to award Mr. Cohen $29,761, or 7.8% of his base salary, for such quarter. Since we achieved our corporate acquisition goal for 2006, Mr. Cohen earned $38,359, or 9.67% of his base salary. Since we achieved our corporate cash earnings per share goal for our common stock for 2006, Mr. Cohen earned $26,419, or 6.66% of his base salary. Since we achieved our sites for development goal with respect to two sites during 2006, Mr. Cohen earned $8,727, or 2.2% of his base salary. Since Mr. Cohen achieved his individual goals for 2006 related to our acquisition program and achieved 2/3 of his individual goal for 2006 related to sale/leaseback transactions, the Compensation Committee determined it appropriate to award Mr. Cohen $69,852, or 17.78% of his base salary. Since we did not achieve our goals for the relative performance of the price of our common stock for 2006, this amount does not reflect any payments based upon our achievement of such measure.

(4)	This amount reflects Mr. Stroud’s cash performance bonus pursuant to our Incentive Compensation Plan for 2006. Mr. Stroud’s target cash performance bonus under our Incentive Compensation Plan for 2006 was established at 75% of his base salary, which was increased during the third quarter of 2006 from $317,852 to $330,566. Since we achieved the target amount of earnings or loss per share of our common stock for the first, third and fourth quarters of fiscal 2006, Mr. Stroud earned $26,223, $27,272 and $27,272 or 8.25% of his base salary, for the first, third and fourth quarter, respectively. Although we did not achieve the target amount of earnings per share of our common stock in the second quarter of fiscal 2006, the Compensation Committee determined it appropriate to award Mr. Stroud $18,601, or 5.85% of his base salary, for such quarter. Since we achieved our corporate acquisition goal for 2006, Mr. Stroud earned $23,140, or 7% of his base salary. Since we achieved our corporate cash earnings per share goal for our common stock for 2006, Mr. Stroud earned $16,528, or 5% of his base salary. Since we achieved our sites for development goal with respect to two sites during 2006, Mr. Stroud earned $5,454, or 1.65% of his base salary. Since Mr. Stroud achieved his individual goal for 2006 related to our acquisition program and achieved 1/3 of his individual goal for 2006 related to our site acquisition program, the Compensation Committee determined it appropriate to award Mr. Stroud $38,511, or 11.65% of his base salary. Since we did not achieve our goals for the relative performance of the price of our common stock for 2006, this amount does not reflect any payments based upon such measure.

(5)	This amount reflects Mr. Johannessen’s cash performance bonus pursuant to our Incentive Compensation Plan for 2006. Mr. Johannessen’s target cash performance bonus under our Incentive Compensation Plan for 2006 was established at 75% of his base salary, which was increased during the second quarter of 2006 from $243,360 to $253,094. Since we achieved the target amount of earnings or loss per share of our common stock for the first, third and fourth quarters of fiscal 2006, Mr. Johannessen earned $20,077, $20,880 and $20,880, or 8.25% of his base salary, for the first, third and fourth quarter, respectively. Although we did not achieve the target amount of earnings per share of our common stock in the second quarter of fiscal 2006, the Compensation Committee determined it appropriate to award Mr. Johannessen $14,241, or 5.85% of his base salary, for such quarter. Since we achieved our corporate acquisition goal for 2006, Mr. Johannessen earned $17,717, or 7% of his base salary. Since we achieved our corporate cash earnings per share goal for our common stock for 2006, Mr. Johannessen earned $12,655, or 5% of his base salary. Since we achieved our sites for development goal with respect to two sites during 2006, Mr. Johannessen earned $4,176, or 1.65% of his base salary. Since Mr. Johannessen achieved each of his individual goals for 2006, which related to measures of our net operating income, resident satisfaction and group purchasing and ancillary programs, Mr. Johannessen earned $35,591, or 14.06% of his base salary. Since we did not achieve our goals for the relative performance of the price of our common stock for 2006, this amount does not reflect any payments based upon such measure.

(6)	This amount reflects Mr. Beattie’s cash performance bonus pursuant to our Incentive Compensation Plan for 2006. Mr. Beattie’s target cash performance bonus under our Incentive Compensation Plan for 2006 was established at 75% of his base salary, which was increased during the second quarter of 2006 from $227,207 to $236,295. Since we achieved the target amount of earnings or loss per share of our common stock for the first, third and fourth quarters of fiscal 2006, Mr. Beattie earned $18,745, $19,494 and $19,494 or 8.25% of his base salary, for the first, third and fourth quarter, respectively. Although we did not achieve the target amount of earnings per share of our common stock in the second quarter of fiscal 2006, the Compensation Committee determined it appropriate to award Mr. Beattie $13,296, or 5.85% of his base salary, for such quarter. Since we achieved our corporate acquisition goal for 2006, Mr. Beattie earned $16,541, or 7% of his base salary. Since we achieved our corporate cash earnings per share goal for our common stock for 2006, Mr. Beattie earned $11,815, or 5% of his base salary. Since we achieved our sites for development goal with respect to two sites during 2006, Mr. Beattie earned $3,899, or 1.65% of his base salary. Since Mr. Beattie achieved his individual goal for 2006 related to our insurance renewals and property taxes, and achieved 50% of his individual goal for 2006 related to our corporate expenses, the Compensation Committee determined it appropriate to award Mr. Beattie $29,537, or 12.5% of his base salary. Since we did not achieve our goals for the relative performance of the price of our common stock for 2006, this amount does not reflect any payments based upon such measure.

Employment Agreements

We entered into an employment agreement with Mr. Cohen in November 1996 which was subsequently amended in May 1999, August 2002, January 2003 and February 2004. Mr. Cohen’s employment agreement is for a term of three years and automatically extends for a two-year term on a consecutive basis, and his compensation thereunder generally consists of (i) a minimum annual base salary of $300,000, subject to annual adjustments, (ii) a bonus of not less than 33% of his base salary in the event certain performance measures are met as determined by the Compensation Committee, and (iii) participation in our employee benefit plans for senior executive officers.

We entered into an employment agreement with Mr. Stroud in May 1997 which was subsequently amended in March and May 1999, November 2000 and January 2003. Mr. Stroud’s employment agreement is for a term of four years and automatically extends for a three-year term on a consecutive basis, and his compensation thereunder generally consists of (i) a minimum base salary of $250,000, subject to annual adjustments, (ii) an annual bonus of not less than 33% of his base salary as determined by the Compensation Committee, and (iii) participation in our employee benefit plans for senior executive officers.

We entered into an employment agreement with Mr. Johannessen in November 1996 which was subsequently amended in June 1999 and January 2003. Mr. Johannessen’s employment agreement is for a term of three years and automatically extends for a two-year term on a consecutive basis, and his compensation thereunder generally consists of (i) an annual base salary of $180,000, subject to annual adjustments, (ii) a bonus of not less than 33% of his base salary as determined by the Compensation Committee, and (iii) participation in our employee benefit plans for senior executive officers.

We entered into an employment agreement with Mr. Beattie in May 1999 which was subsequently amended in January 2003. Mr. Beattie’s employment agreement is for a term of three years and automatically extends for a two-year term on a consecutive basis, and his compensation thereunder generally consists of (i) an annual base salary of $180,000, subject to annual adjustments, (ii) an annual bonus of not less than 33% of his base salary as determined by the Compensation Committee, and (iii) participation in our employee benefit plans for senior executive officers.

We entered into an employment agreement with Mr. Brickman in December 1996 which was subsequently amended in January 2003. Mr. Brickman’s employment agreement is for a term of three years and automatically extends for a two-year term on a consecutive basis, and the compensation thereunder generally consists of (i) an annual base salary of $146,584, subject to annual adjustments, (ii) an annual bonus as determined by the Compensation Committee, and (iii) participation in our employee benefit plans for senior executive officers.

For a description of the process by which the annual base salary adjustments and the cash performance bonuses are determined, please refer to “Compensation Discussion and Analysis” beginning on page 14 of this proxy statement.

In addition, each of the above-described employment agreements contains severance provisions which provide for certain payments to be made by us to each such named executive officer upon the occurrence of certain events which result in his employment with us being terminated, including upon a “fundamental change” of us. Included in each employment agreement is a covenant of the employee not to compete with us during the term of his employment and for a period of one year thereafter. For a detailed description of the severance provisions contained in the employment agreements, please refer to the narrative discussion beginning on page 28 of this proxy statement.

Grants of Plan-Based Awards(1)

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold ($)	Target ($)(2)	Maximum ($)(2)

Lawrence A. Cohen	$0	$396,680	$396,680
James A. Stroud	$0	$247,925	$247,925
Keith N. Johannessen	$0	$189,821	$189,821
Ralph A. Beattie	$0	$177,221	$177,221
David R. Brickman(3)	—	—	—

(1)	Other than cash performance bonuses pursuant to our Incentive Compensation Plan for 2006, we did not grant any plan-based awards to our named executive officers during 2006.

(2)	The amounts reflected in these columns represent the target cash performance bonus for the corresponding individual pursuant to our Incentive Compensation Plan for 2006.

(3)	Mr. Brickman was not entitled to receive a cash performance bonus under our Incentive Compensation Plan for 2006.

Outstanding Equity Awards at Fiscal Year-End

						Stock Awards
									Equity
	Option Awards								Incentive	Equity
			Equity						Plan	Incentive
			Incentive						Awards:	Plan Awards:
			Plan						Number of	Market or
			Awards:			Number	Market		Unearned	Payout Value
	Number of	Number of	Number of			of Shares	Value of		Shares,	of Unearned
	Securities	Securities	Securities			or Units	Shares or		Units or	Shares, Units
	Underlying	Underlying	Underlying			of Stock	Units of		Other	or Other
	Unexercised	Unexercised	Unexercised	Option		That	Stock That		Rights	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not		That Have	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested		Not Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)(1)	($)		(#)	($)

Lawrence A. Cohen	100,000			$6.30	12/3/2013
	88,000			$1.80	9/21/2011
	34,409			$3.63	2/15/2010
						42,900	$456,456	(2)
James A. Stroud	34,409			$3.63	2/15/2010
	100,000			$7.06	3/31/2009
Keith N. Johannessen	56,540			$6.30	12/3/2013
	60,000			$1.80	9/21/2011
	23,656			$3.63	2/15/2010
						42,900	$456,456	(2)
Ralph A. Beattie	43,010			$3.63	2/15/2010
						16,500	$175,560	(2)
David R. Brickman	41,120			$6.30	12/3/2013
	24,000			$1.80	9/21/2011
	17,204			$3.63	2/15/2010
						9,900	$105,336	(2)

(1)	The shares of restricted stock reflected in this column were granted on July 1, 2005 pursuant to the 1997 Stock Incentive Plan and vest in equal installments on November 1, 2007 and January 1, 2009.

(2)	Calculated by reference to the closing price for shares of our common stock on the New York Stock Exchange on December 29, 2006, which was $10.64.

Option Exercises and Stock Vested(1)

	Stock Awards
	Number of Shares Acquired	Value Realized on
	on Vesting	Vesting
Name	(#)	($)(2)

Lawrence A. Cohen	22,100	$213,265
James A. Stroud	—	—
Keith N. Johannessen	22,100	$213,265
Ralph A. Beattie	8,500	$82,025
David R. Brickman	5,100	$49,215

(1)	None of our named executive officers exercised any option awards during 2006.

(2)	Calculated by reference to the closing price for shares of our common stock on the New York Stock Exchange on September 1, 2006, the date which the shares in column (d) vested, which was $9.65.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreements

As previously discussed, we have entered into an employment agreement with each of our named executive officers which, among other things, provides for severance benefits to be paid upon an involuntary termination of the named executive officer’s employment or the occurrence of certain other events that may affect the named executive officer, with the amounts of such benefits varying based upon such individual’s position with us. In addition, each employment agreement contains a non-competition provision and, with respect to Mr. Stroud, a non-solicitation provision. Certain of the employment agreements which we have entered into with our named executive officers contain provisions with respect to severance benefits and covenants not to compete which are substantially identical to those contained in an employment agreement which we have entered into with another of our named executive officers. Accordingly, the following discussion is separated into sections, with a separate section for each grouping of our named executive officers who have entered into employment agreements with us which contain substantially identical terms with respect to severance benefits and non-competition.

In addition, pursuant to such employment agreements, each named executive officer has agreed that he will not, either during the term of his employment with us or at any time thereafter, divulge, communicate, use to our detriment or for the benefit of another, or make or remove any copies of, our confidential information or proprietary data or information. Such confidentiality obligations do not apply to information which is or becomes generally available to the public other than as a result of disclosure by the named executive officer, is known to him prior to his employment with us from other sources, or is required to be disclosed by law or regulatory or judicial process.

Lawrence A. Cohen and James A. Stroud

Termination Not in Conjunction with a Fundamental Change.  If we terminate the employment of Mr. Cohen or Mr. Stroud because of death or disability or for any reason other than for “cause,” or if Mr. Cohen or Mr. Stroud voluntary resigns for “good reason,” then Mr. Cohen or Mr. Stroud, as applicable, will be entitled to:

•	receive his base salary plus his annual bonus paid at the rate during the previous 12 months for the balance of the term of his employment agreement, but not less than two years from the date of the notice of termination;

•	retain all of his options to purchase shares of our common stock that have vested; and

•	receive payment of all accrued but unpaid or unused vacation, sick pay and expense reimbursement.

If the employment of Mr. Cohen or Mr. Stroud is terminated for any other reason, then we are to promptly pay Mr. Cohen or Mr. Stroud, as applicable, his base salary and pro-rated annual bonus up to and through the date of termination as well as all accrued but unpaid or unused vacation, sick pay and expense reimbursement.

Termination in Conjunction with a Fundamental Change.  If the employment of Mr. Cohen or Mr. Stroud is terminated in conjunction with a “fundamental change” of us, Mr. Cohen or Mr. Stroud, as applicable, will be entitled to receive the same severance payments and benefits described above (not in conjunction with a “fundamental change”), except that Mr. Cohen or Mr. Stroud, as applicable, will be entitled to receive his base salary plus his annual bonus at the rate paid during the previous 12 months for three years from the date of the notice of termination.

Pursuant to each of their employment agreements, the term “fundamental change” generally means:

•	a merger, consolidation, statutory share exchange or sale, lease, exchange or other transfer of all or substantially all of our assets requiring the consent or vote of our stockholders, other than one in which our stockholders have the same proportionate ownership of the surviving corporation immediately after such transaction;

•	the approval by our stockholders of any plan or proposal for our liquidation or dissolution;

•	the cessation of control (by virtue of their not constituting a majority of directors) of the Board of Directors by the individuals who (i) at the date of the employment agreement were directors, or (ii) became directors after such date and whose election or nomination was approved by at least two-thirds of the directors then in office who were directors at such date, or whose election or nomination for election was previously so approved; or

•	the acquisition of 20% or more of the voting power of our common stock by any person or group who owned less than 15% of the voting power on the date of the employment agreement, or the acquisition of an additional five percent of the voting power by any person or group who owned at least 15% of such voting power on the date of such employment agreement.

Non-Competition and Non-Solicitation.  Pursuant to their employment agreements, Mr. Stroud and Mr. Cohen each agreed that during the term of their employment with us and for one year thereafter, they will not, directly or indirectly, acquire, develop or operate senior living facilities anywhere in the United States, other than through us and except as otherwise requested by us. Notwithstanding the foregoing, the ownership by Mr. Stroud or Mr. Cohen of a class of securities listed on a stock exchange or traded on the over-the-counter market that represents five percent or less of the number of shares of such class of securities then issued and outstanding is permitted. In addition, pursuant to Mr. Stroud’s employment agreement, following the termination of his employment with us for any reason, Mr. Stroud shall not for himself or for any third party, employ, solicit for employment, or recommend for employment any person employed by us during such person’s employment and for two years thereafter.

Keith N. Johannessen and Ralph A. Beattie

Termination Not in Conjunction with a Fundamental Change.  If we terminate the employment of Mr. Johannessen or Mr. Beattie because of death or disability or for any reason other than for “cause,” or if Mr. Johannessen or Mr. Beattie voluntary resigns for “good reason,” then Mr. Johannessen or Mr. Beattie, as applicable, will be entitled to:

•	receive his base salary plus his annual bonus paid at the rate during the previous 12 months for the balance of the term of his employment agreement, but not less than two years from the date of the notice of termination;

•	retain all of his options to purchase shares of our common stock that have vested; and

•	payment of all accrued but unpaid or unused vacation, sick pay and expense reimbursement.

If the employment of Mr. Johannessen or Mr. Beattie is terminated for any other reason, then we are to promptly pay Mr. Johannessen or Mr. Beattie, as applicable, his base salary and annual bonus paid in the past

12 months up to and through the date of termination as well as all accrued but unpaid or unused vacation, sick pay and expense reimbursement.

Termination in Conjunction with a Fundamental Change.  If the employment of Mr. Johannessen or Mr. Beattie is terminated in conjunction with a “fundamental change” of us, Mr. Johannessen or Mr. Beattie, as applicable, will be entitled to receive the same severance payments and benefits described above (not in conjunction with a “fundamental change”), except that each will be entitled to receive his base salary plus his annual bonus at the rate paid during the previous 12 months for three years from the date of the notice of termination. Under their employment agreements, the term “fundamental change” means a merger, consolidation or any sale of all or substantially all of our assets that requires the consent or vote of our stockholders where we are not the survivor or in control.

Non-Competition.  Pursuant to their employment agreements, Mr. Johannessen and Mr. Beattie each agreed that for one year after termination of their employment and receipt of the last payment pursuant to their employment agreements, they will not, directly or indirectly, commence doing business, in any manner whatsoever, which is in competition with all or any portion of our business in any state in which we then operate, own, asset manage, or are in the process of developing more than two facilities. Notwithstanding the foregoing, the ownership by Mr. Johannessen or Mr. Beattie of a class of securities listed on a stock exchange or traded on the over-the-counter market that represents five percent or less of the number of shares of such class of securities then issued and outstanding is permitted. In addition, pursuant to his employment agreement, if Mr. Johannessen’s employment with us is terminated “for cause” or he voluntarily resigns, he shall not be deemed to violate the foregoing restrictions if he accepts and works within the one year period at a position as an on-site administrator or on-site executive director at a nursing or retirement facility for a salary equal to or less than a comparable position at a comparable facility in the area.

David R. Brickman

If we terminate the employment of Mr. Brickman because of death or disability or for any reason other than for “cause,” including a “fundamental change,” or if Mr. Brickman voluntary resigns for “good reason,” then Mr. Brickman will be entitled to:

•	receive his base salary for the balance of the term of his employment agreement, but not to exceed two years, and not less than one year from the date of the notice of termination;

•	retain all of his options to purchase shares of our common stock that have vested; and

•	payment of all accrued but unpaid or unused vacation, sick pay and expense reimbursement.

If the employment of Mr. Brickman is terminated for any other reason, then we are to promptly pay Mr. Brickman his base salary up to and through the date of termination as well as all accrued but unpaid or unused vacation, sick pay and expense reimbursement. Pursuant to Mr. Brickman’s employment agreement, the term “fundamental change” means a merger, consolidation or any sale of all or substantially all of our assets that requires the consent or vote of our stockholders where we are not the survivor or in control.

Non-Competition.  Pursuant to his employment agreement, Mr. Brickman agreed that for one year after termination of his employment and receipt of the last payment pursuant to his employment agreement, he will not, directly or indirectly, commence doing business which is in competition with all or any portion of our business in any state in which we then operate, own, asset manage, or are in the process of developing more than two facilities. The ownership of a class of securities listed on a stock exchange or traded on the over-the-counter market by either individual that represents five percent or less of the number of shares of such class of securities then issued and outstanding shall not constitute a violation of these restrictions.

The 1997 Stock Incentive Plan

Pursuant to the 1997 Stock Incentive Plan, in the event of a “change in control” transaction or a “potential change in control” transaction, unless otherwise expressly provided by the Compensation Committee prior to such transaction:

•	all outstanding awards, other than performance-based awards, shall become fully exercisable, nonforfeitable, or the restricted period shall terminate, as the case may be, as of the date of the “change in control,” or on such other date as the Compensation Committee determines prior to the “change in control;” and

•	all outstanding options and shares of restricted stock shall be cashed out at the highest price per share paid in any transaction reported on the New York Stock Exchange or paid or offered in any bona fide transaction related to a “change in control” or “potential change in control,” during the immediately preceding 60-day period, in each case as determined by the Compensation Committee, effective as of the date of the “change in control,” or on such other date as the Compensation Committee determines prior to the “change in control.”

If an award is so accelerated, the portion of the award which is accelerated is limited to that portion which can be accelerated without causing an “excess parachute payment” as determined under Section 280G of the Internal Revenue Code, determined by taking into account all of the holder’s “parachute payments” determined under Section 280G of the Internal Revenue Code, all as reasonably determined by the Compensation Committee.

For purposes of the 1997 Stock Incentive Plan, a “change in control” generally means the first to occur of:

•	a merger, consolidation, statutory share exchange or sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets that requires the consent or vote of the holders of our common stock, other than where such holders immediately prior to such transaction have the same proportionate ownership of common stock of the surviving corporation immediately after such transaction;

•	our stockholders approve any plan or proposal for our liquidation or dissolution;

•	the cessation of control (by virtue of their not constituting a majority of our directors) of our Board of Directors by the individuals who (i) on the effective date of such transaction were our directors or (ii) subsequently become our directors and whose election or nomination by our stockholders was approved by at least two-thirds of our directors then in office who were our directors at the effective date of such transaction or whose election or nomination was previously so approved;

•	the acquisition of beneficial ownership of 20% or more of the voting power of our outstanding voting securities by any person or group who beneficially owned less than 15% of such voting power on the effective date of such transaction, or the acquisition of beneficial ownership of an additional five percent of such voting power by any person or group who beneficially owned at least 15% of such voting power on the effective date of the transaction; or

•	in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving us to a case under Chapter 7.

For purposes of the 1997 Stock Incentive Plan, a “potential change in control” means the first to occur of (i) the approval by our stockholders of an agreement by us, the consummation of which would result in a “change in control,” or (ii) the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group of five percent or more of the combined voting power of our outstanding securities and the adoption by the Compensation Committee of a resolution to the effect that a “potential change in control” has occurred for purposes of the 1997 Stock Incentive Plan.

In addition, pursuant to the 1997 Stock Incentive Plan, the unexercised portion of an option to purchase shares of our common stock will terminate on, among other things, the date that the holder ceases to be employed by us, if such cessation is for “cause.”

Restricted Stock Award Agreements.  When Messrs. Cohen, Johannessen, Beattie and Brickman were awarded shares of restricted stock on July 1, 2005 under the 1997 Stock Incentive Plan, each of them entered into a restricted stock award agreement with us. Each agreement provides that, if, before the vesting date for the restricted shares (to the extent not previously vested), the individual’s employment with us is terminated for any reason, the restricted shares that have not previously vested shall, automatically and without notice, terminate and be permanently forfeited as of such date.

Potential Realizable Value of Equity Awards Upon a Change in Control Without Termination

Under the 1997 Stock Incentive Plan, in the event of a “change in control” or a “potential change in control” the vesting of outstanding awards may be accelerated regardless of whether the employment of the holder of such an award is terminated in connection therewith. The following table provides quantitative disclosure of the potential realizable value of outstanding awards granted to our named executive officers pursuant to the 1997 Stock Incentive Plan, assuming that:

•	an event which constituted a “change in control” under the 1997 Stock Incentive Plan, as described above, was consummated on December 29, 2006, the last business day of fiscal 2006, and the Compensation Committee has not determined that it is effective as of any other date;

•	the Compensation Committee has not adopted a resolution to the effect that a “potential change in control” has occurred for purposes of the 1997 Stock Incentive Plan;

•	the Compensation Committee has not expressly provided that the acceleration and cash-out provisions of the 1997 Stock Incentive Plan, as described above, are not applicable to such “change in control” prior to its consummation; and

•	the portion of any award which is accelerated and cashed-out pursuant to the 1997 Stock Incentive Plan is not limited by Section 280G of the Internal Revenue Code.

Potential Realizable Value(1)

Lawrence A. Cohen	$1,909,583
James A. Stroud	$599,207
Keith N. Johannessen	$1,398,069
Ralph A. Beattie	$477,060
David R. Brickman	$616,557

(1)	Calculated in accordance with SEC rules by reference to the closing price for our common stock on the New York Stock Exchange on December 29, 2006, which was $10.64. Assuming that the Compensation Committee, in accordance with the 1997 Stock Incentive Plan, determined that the highest price per share for our common stock paid in any transaction reported on the New York Stock Exchange or paid or offered in any bona fide transaction related to a “change in control” or “potential change in control,” during the 60-day period immediately preceding December 29, 2006 was $10.90, which was the highest price per share for our common stock on the New York Stock Exchange on December 27, 2006, the amounts payable to Messrs. Cohen, Stroud, Johannessen, Beattie and Brickman would be $1,978,563, $634,153, $1,445,673, $492,533 and $640,535, respectively.

The following table provides quantitative disclosure of the estimated payments and benefits that would be provided to our named executive officers applying the assumption that each of the triggering events listed in each of the above-described agreements took place on December 31, 2006, the last day of our fiscal 2006, and were not in connection with a “fundamental change” of us.

Payments Upon Termination Without a Fundamental Change or Change in Control.

The following table provides quantitative disclosure of the estimated payments and benefits that would be provided to our named executive officers assuming that:

•	each named executive officer’s employment with us was terminated on December 29, 2006, the last business day of our fiscal 2006;

•	the base salary and annual bonus earned by each named executive officer for his services to us through December 29, 2006 has been fully paid to such named executive officer;

•	such termination was not in connection with an event which constituted a “change in control” under the 1997 Stock Incentive Plan or a “fundamental change” under any named executive officer’s employment agreement; and

•	to the extent not otherwise terminated in connection with the named executive officer’s termination, each of our named executive officers exercised any previously unexercised options awarded pursuant to the 1997 Stock Incentive Plan and sold the underlying shares at the closing price for shares of our common stock on the New York Stock Exchange on December 29, 2006, the last business day of our fiscal 2006, which was $10.64.

			Exercise of	Total
	Cash Severance		Outstanding	Termination
	Payment ($)		Options ($)(1)	Benefits ($)

Lawrence A. Cohen
• Termination by us because of Mr. Cohen’s disability or death or for any reason other than for “cause,” or termination by Mr. Cohen for “good reason”(2)	$1,552,364	(2)	$1,453,127	$3,005,491
• Termination for “cause”	$0		$0	$0
James A. Stroud
• Termination by us because of Mr. Stroud’s disability or death or for any reason other than for “cause,” or termination by Mr. Stroud for “good reason”(2)	$1,120,610	(2)	$599,207	$1,719,817
• Termination for “cause”	$0		$0	$0
Keith N. Johannessen
• Termination by us because of Mr. Johannessen’s disability or death or for any reason other than for “cause,” or termination by Mr. Johannessen for “good reason”(3)	$847,579	(3)	$941,613	$1,789,192
• Termination for “cause”	$0		$0	$0
Ralph A. Beattie
• Termination by us because of Mr. Beattie’s disability or death or for any reason other than for “cause,” or termination by Mr. Beattie for “good reason”	$802,117	(4)	$301,500	$1,103,617
• Termination for “cause”	$25,620	(5)	$0	$25,620
David R. Brickman
• Termination by us because of Mr. Brickman’s disability or death or for any reason other than for “cause,” or termination by Mr. Brickman for “good reason”	$384,893	(6)	$511,221	$896,114
• Termination for “cause”	$20,655	(5)	$0	$20,655

(1)	Calculated in accordance with SEC rules by reference to the closing price for our common stock on the New York Stock Exchange on December 29, 2006, which was $10.64. Assuming that the Compensation Committee, in accordance with the 1997 Stock Incentive Plan, determined that the highest price per share for our common stock paid in any transaction reported on the New York Stock Exchange or paid or offered in any bona fide transaction related to a “change in control” or “potential change in control,” during the 60-day period immediately preceding December 29, 2006 was $10.90, which was the highest price per share for our common stock on the New York Stock Exchange on December 27, 2006, the amounts reflected in this column for Messrs. Cohen, Stroud, Johannessen, Beattie and Brickman would be $1,510,953, $634,153, $978,063, $312,683 and $530,625, respectively.

(2)	Represents base salary and annual bonus paid at the rate during the previous 12 months for two years from December 29, 2006.

(3)	Represents base salary and annual bonus paid during the previous 12 months for two years from December 29, 2006.

(4)	Represents base salary and annual bonus paid during the previous 12 months for two years from December 29, 2006 and accrued vacation pay of $25,620 as of December 29, 2006.

(5)	Represents accrued vacation pay as of December 29, 2006.

(6)	Represents base salary for two years from December 29, 2006 and accrued vacation pay of $20,655 as of December 29, 2006.

Payments Upon Termination in Connection with a Fundamental Change and Change in Control.

The following table provides quantitative disclosure of the estimated payments and benefits that would be provided to our named executive officers assuming that:

•	each named executive officer’s employment with us was terminated on December 29, 2006, the last business day of our fiscal 2006;

•	the base salary and annual bonus earned by each named executive officer for his services to us through December 29, 2006 has been fully paid to such named executive officer;

•	such termination was in connection with an event which constituted a “change in control” under the 1997 Stock Incentive Plan and a “fundamental change” under each named executive officer’s employment agreement, which was consummated on December 29, 2006, the last business day of our fiscal 2006, and the Compensation Committee has not determined that it is effective as of any other date;

•	the Compensation Committee has not adopted a resolution to the effect that a “potential change in control” has occurred for purposes of the 1997 Stock Incentive Plan;

•	the Compensation Committee has not expressly provided that the acceleration and cash-out provisions of the 1997 Stock Incentive Plan, as described above, are not applicable to such event prior to its consummation; and

•	the portion of any award which is accelerated and cashed-out pursuant to the 1997 Stock Incentive Plan is not limited by Section 280G of the Internal Revenue Code.

			Acceleration and
	Cash Severance		Cash-Out of Equity	Total Termination
	Payment ($)		Awards ($)(1)	Benefits ($)

Lawrence A. Cohen	$2,328,546	(2)	$1,909,583	$4,238,129
James A. Stroud	$1,680,914	(2)	$599,207	$2,280,121
Keith N. Johannessen	$1,273,315	(3)	$1,398,069	$2,671,384
Ralph A. Beattie	$1,190,366	(4)	$477,060	$1,667,426
David R. Brickman	$384,893	(5)	$616,557	$1,001,450

(1)	Calculated in accordance with SEC rules by reference to the closing price for our common stock on the New York Stock Exchange on December 29, 2006, which was $10.64. Assuming that the Compensation Committee, in accordance with the 1997 Stock Incentive Plan, determined that the highest price per share for our common stock paid in any transaction reported on the New York Stock Exchange or paid or offered in any bona fide transaction related to a “change in control” or “potential change in control,” during the 60-day period immediately preceding December 29, 2006 was $10.90, which was the highest price per share for our common stock on the New York Stock Exchange on December 27, 2006, the amounts reflected in this column for Messrs. Cohen, Stroud, Johannessen, Beattie and Brickman would be $1,978,563, $634,153, $1,445,673, $492,533 and $640,535, respectively.

(2)	Represents base salary and annual bonus paid at the rate during the previous 12 months for three years from December 29, 2006.

(3)	Represents base salary and annual bonus paid during the previous 12 months for three years from December 29, 2006.

(4)	Represents base salary and annual bonus paid during the previous 12 months for three years from December 29, 2006 and accrued vacation pay of $25,620 as of December 29, 2006.

(5)	Represents base salary for two years from December 29, 2006 and accrued vacation pay of $20,655 as of December 29, 2006.

Director Compensation(1)

Name	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)		Total ($)

Lawrence A. Cohen(4)	—	—		—
Craig F. Hartberg	$36,750	$14,286	(5)	$51,036
Keith N. Johannessen(4)	—	—		—
Jill M. Krueger	$29,750	$14,286	(6)	$44,036
James A. Moore	$36,750	$14,286	(7)	$51,036
Victor W. Nee	$29,250	$14,286	(8)	$43,536
James A. Stroud(4)	—	—		—

(1)	During 2006, we did not (i) make any stock awards to our directors, (ii) award any non-equity incentive plan compensation to our directors, or (iii) maintain any pension or deferred compensation arrangements for our directors.

(2)	Represents (i) the annual retainer of $15,000, payable annually, and (ii) compensation for attendance at all Board of Directors and committee meetings.

(3)	On May 19, 2006, each listed director, with the exception of Messrs. Cohen, Johannessen and Stroud, was granted 3,000 options to purchase shares of our common stock at an exercise price of $10.97. The aggregate grant date fair value of each such award in accordance with FAS 123R was $16,929. The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R of awards of stock options and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 16, 2007.

(4)	Messrs. Cohen, Johannessen and Stroud did not receive any compensation for their service as directors during 2006.

(5)	As of December 31, 2006, Mr. Hartberg beneficially owned 3,000 options to purchase shares of our common stock which were granted pursuant to the 1997 Stock Incentive Plan.

(6)	As of December 31, 2006, Ms. Krueger beneficially owned 9,000 options to purchase shares of our common stock which were granted pursuant to the 1997 Stock Incentive Plan.

(7)	As of December 31, 2006, Mr. Moore beneficially owned 36,271 options to purchase shares of our common stock which were granted pursuant to the 1997 Stock Incentive Plan.

(8)	As of December 31, 2006, Dr. Nee beneficially owned 18,300 options to purchase shares of our common stock which were granted pursuant to the 1997 Stock Incentive Plan.

Narrative Discussion of Director Compensation Table Information

The following is a narrative discussion of the material factors which we believe are necessary to understand the information disclosed in the foregoing Director Compensation Table.

Cash Compensation

For their services to us in 2006, our non-employee directors each received an annual retainer of $15,000, which was paid on May 9, 2006, the date of the 2006 Annual Meeting of Stockholders. Additionally, during 2006, our non-

employee directors each received $1,000 for each meeting of the Board of Directors and $1,000 for each committee meeting attended in person and were reimbursed for their expenses in attending such meetings. During 2006, the Chairpersons of each committee did not receive any additional compensation for serving in such position. Messrs. Cohen, Johannessen and Stroud did not receive any compensation for serving as members of the Board of Directors during 2006. In 2007, our non-employee directors will generally be entitled to the same cash compensation to which each was entitled during 2006.

Equity Compensation

Pursuant to the terms of the 1997 Stock Incentive Plan, each year, each of our non-employee directors who will continue as a director following the annual meeting of our stockholders will receive a nonqualified option to purchase 3,000 shares of our common stock on the date of the annual meeting of our stockholders. The exercise price per each such option shall equal the fair market value per share on the date of grant. The options shall vest and become exercisable with respect to all 3,000 shares of our common stock on the date of the next annual meeting of our stockholders if the holder has been a member of the Board of Directors until that date whether or not the holder will remain a director following such annual meeting. Accordingly, on May 9, 2006, the date of the 2006 Annual Meeting of Stockholders, our non-employee directors were granted options to purchase 3,000 shares of our common stock under the 1997 Stock Incentive Plan. The exercise price of each of these options is $10.97, which represents the Compensation Committee’s determination of the fair market value of shares of our common stock on May 9, 2006 based upon the closing price for shares of our common stock on the New York Stock Exchange on such date. These options will vest and become fully exercisable on May 8, 2007. Messrs. Cohen, Johannessen and Stroud were not granted any options for their services as a director during 2006.

Upon approval of the 2007 Stock Incentive Plan, the 1997 Stock Incentive Plan will terminate and no additional awards will be granted thereunder. In lieu of the annual grant of options to purchase shares of our common stock to our continuing non-employee directors as described above, we expect that each of our non-employee directors who will continue as a director following the annual meeting of our stockholders will be awarded 3,000 shares of restricted stock pursuant to the 2007 Stock Incentive Plan immediately after the filing of a registration statement on Form S-8 with the SEC with respect to the shares of our common stock to be issued pursuant to the 2007 Stock Incentive Plan. Such shares of restricted stock shall vest in full on the date of the next annual meeting of our stockholders if the holder has been a member of the Board of Directors until that date whether or not the holder will remain a director following such annual meeting.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been one of our officers or employees or has or had any relationship requiring disclosure pursuant to SEC rules. In addition, during 2006, none of our executive officers served as:

•	a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee;

•	a director of another corporation, one of whose executive officers served on the Compensation Committee; or

•	a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as one of our directors.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence and the compatibility of nonaudit services with such independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held eight meetings during fiscal year 2006.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee has also appointed, subject to stockholder ratification, Ernst & Young LLP as the Company’s independent auditors.

Audit Committee

Craig F. Hartberg, Chairman
James A. Moore
Jill M. Krueger

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy of the Board of Directors

The Board has adopted a statement of policy with respect to transactions involving us and “related persons” (generally our senior officers, directors, nominees for director, stockholders owning five percent or greater of our outstanding stock, immediate family members of any of the foregoing, or any entity which is owned or controlled by any of the foregoing persons or an entity in which any of the foregoing persons has a substantial ownership interest or control). The policy generally covers any related person transaction involving amounts greater than $25,000 in which a related person has a direct or indirect material interest.

Under the policy, each related person transaction must be entered into on terms that are comparable to those that could be obtained as a result of arm’s length dealings with an unrelated third party and must be approved by the Audit Committee. Pursuant to the policy, at the first regularly scheduled meeting of the Audit Committee each calendar year, members of our management will recommend related person transactions to be entered into by us for that year, including the proposed aggregate value of any such transaction. After review, the Audit Committee will approve or disapprove each such related person transaction. No member of the Audit Committee will participate in any discussion or approval of a related person transaction for which he or she is a related person, except that such member will provide all material information concerning the related person transaction. At each subsequently scheduled meeting of the Audit Committee, members of our management will update the Audit Committee as to any material change with respect to each approved related person transaction.

In the event that our management recommends any further related person transactions subsequent to the first meeting of the Audit Committee in a particular calendar year, such transactions may be presented to the Audit Committee for approval or disapproval, or preliminarily entered into by members of our management subject to ratification by the Audit Committee. However, if the Audit Committee ultimately declines to ratify any such related person transaction, our management will make all reasonable efforts to cancel or annul the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of shares of our common stock, and upon representations from those persons, we believe that all SEC stock ownership reports required to be filed by those reporting persons during 2006 were timely made, with the exceptions noted herein. Due to an administrative error on our part, the following individuals failed to timely file a Form 4 for one option grant each: Ms. Krueger, Dr. Nee, and Messrs. Hartberg and Moore each reported his or her respective May 9, 2006 stock option grant on July 27, 2006. Also due to an administrative error on our part, Mr. Hartberg failed to accurately file a Form 4 for his stock option exercise on July 26, 2006 and he accurately reported such stock option exercise on August 4, 2006.

PROPOSAL TO RATIFY APPOINTMENT OF
INDEPENDENT AUDITORS

(PROPOSAL 2)

The Audit Committee has appointed Ernst & Young LLP, independent auditors, to be our principal independent auditors and to audit our consolidated financial statements. Ernst & Young has served as our independent registered public accounting firm since October 3, 2006, when it replaced KPMG LLP, and has reported on our consolidated financial statements. KPMG had served as our independent registered public accounting firm since June 21, 2005. We had previously engaged Ernst & Young as our independent registered public accounting firm in connection with our initial public offering in 1997 until their dismissal in June 21, 2005.

Representatives of the firm of Ernst & Young are expected to be present at the meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee has the responsibility for the selection of our independent auditors. Although stockholder ratification is not required for the selection of Ernst & Young, and although such ratification will not obligate us to continue the services of such firm, the Board of Directors is submitting the selection for ratification with a view towards soliciting our stockholders’ opinion thereon, which may be taken into consideration in future deliberations. If the appointment is not ratified, the Audit Committee must then determine whether to appoint other auditors before the end of the current fiscal year and, in such case, our stockholders’ opinions would be taken into consideration.

The Board of Directors unanimously recommends a vote “FOR” the ratification of Ernst & Young as our independent auditors.

FEES PAID TO INDEPENDENT AUDITORS

The aggregate fees billed by Ernst & Young and KPMG in fiscal years 2006 and 2005 were as follows:

Ernst & Young:

	Fees
Services Rendered	2006	2005

Audit fees(1)	$695,500	$64,500
Audit-Related fees(2)	—	$3,000
Tax fees(3)	—	—
All other fees(4)	—	$15,000

Total	$695,500	$82,500

(1)	Includes professional services for the audit of our annual financial statements, reviews of the financial statements included in our Form 10-Q filings, services that are normally provided in connection with statutory and regulatory filings or engagements. Audit services for fiscal 2006 include $270,000 in fees related to Sarbanes-Oxley Section 404 compliance.

(2)	Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to consulting services.

(3)	Includes fees associated with tax compliance, tax advice and tax planning.

(4)	For 2005, includes $4,000 in fees related to the change in our independent registered public accounting firm from Ernst & Young to KPMG as well as $11,000 in fees related to workpaper review.

KPMG:

	Fees
Services Rendered	2006	2005

Audit fees(1)	$147,525	$549,300
Audit-Related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	$21,850	—

Total	$169,375	$549,300

(1)	Includes professional services for the audit of our annual financial statements, reviews of the financial statements included in our Form 10-Q filings, services that are normally provided in connection with statutory and regulatory filings or engagements. Audit services for fiscal 2005 and fiscal 2006 include $153,800 in fees and $21,000 in fees related to Sarbanes-Oxley Section 404 compliance, respectively.

(2)	Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

(3)	Includes fees associated with tax compliance, tax advice and tax planning.

(4)	For 2006, includes $10,500 in fees related to the change in our independent registered public accounting firm from KPMG to Ernst & Young as well as $11,350 in fees related to workpaper review.

The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining Ernst & Young’s independence and has concluded that it is.

The Audit Committee has the sole authority to appoint or replace the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The Audit Committee is responsible for the engagement of the independent auditor to provide permissible non-audit services, which require pre-approval by the Audit Committee (other than with respect to de minimis exceptions described in the rules of the New York Stock Exchange or the SEC that are approved by the Audit Committee). The Audit Committee ensures that approval of non-audit services by the independent auditor are disclosed to investors in periodic reports filed with the SEC.

On June 21, 2005, we dismissed Ernst & Young as our independent registered public accounting firm. The Audit Committee approved the decision to dismiss Ernst & Young.

The reports of Ernst & Young on our financial statements as of and for the fiscal years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2004 and 2003 and through June 21, 2005, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports.

During the fiscal years ended December 31, 2004 and 2003 and through June 21, 2005, there were no “reportable events” as defined by SEC rules.

We requested that Ernst & Young furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter dated June 23, 2005, is attached as Exhibit 16.1 to our Current Report on Form 8-K which was filed with the SEC on June 24, 2005.

On June 21, 2005, we engaged KPMG as our independent registered public accounting firm. During the fiscal years ended December 31, 2004 and 2003 and through June 21, 2005, we did not consult KPMG LLP regarding either:

•	the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

•	any matter that was either the subject of a “disagreement” or a “reportable event,” each as defined by SEC rules.

On October 3, 2006, we dismissed KPMG as our independent registered public accounting firm. The Audit Committee approved the decision to dismiss KPMG as our independent registered public accounting firm. The audit report of KPMG on our consolidated financial statements as of and for the fiscal year ended December 31, 2005 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report indicates that we did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that describes the material weakness as follows:

“[Capital Senior Living Corporation’s] policies and procedures, and allocation of resources, did not provide for an effective review of [Capital Senior Living Corporation’s] accounting for income taxes, which was prepared by tax consultants and third party advisors. As a result of this deficiency, [Capital Senior Living Corporation’s] preliminary accounting for income taxes included errors. The deficiency also results in more than a remote likelihood that a material misstatement of [Capital Senior Living Corporation’s] interim or annual consolidated financial statements would not be prevented or detected.”

During the fiscal year ended December 31, 2005 and through October 3, 2006, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During the fiscal year ended December 31, 2005 and through October 3, 2006, there were no “reportable events” as defined by SEC rules, except that KPMG advised that we did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of the material weakness identified in management’s assessment related to income taxes noted above.

The subject matter of the material weakness described above was discussed by our management and the Audit Committee with KPMG. We authorized KPMG to respond fully to the inquiries of Ernst & Young, our successor accountant, concerning the subject matter of the material weakness.

We took various corrective actions to remediate the material weakness noted above. These remedial actions are as follows:

•	we have replaced our third-party income tax advisors and tax consultants and have ensured that the third-party tax service providers have the required expertise for the more complex areas of our income tax accounting; and

•	we have and will continue to increase the formality and rigor of controls and procedures over accounting for income taxes, including the hiring of a tax manager and the allocation of additional internal resources to the income tax accounting process.

We requested that KPMG furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter dated October 9, 2006, is attached as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on October 10, 2006.

As of December 31, 2006, based on the actions of our management as described above, our management concluded that its internal controls over financial reporting were effective and that the material weakness relating to income taxes had been remediated. Ernst & Young agreed with management’s conclusion that we maintained effective internal controls over financial reporting as of December 31, 2006.

On October 3, 2006, we decided to engage Ernst & Young as our new independent registered public accounting firm.

During the period of June 21, 2005 through December 31, 2005 and through October 3, 2006, we have not consulted Ernst & Young regarding either:

•	the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Ernst & Young concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

•	any matter that was either the subject of a “disagreement” or a “reportable event,” each as defined by SEC rules.

PROPOSAL TO APPROVE THE 2007 OMNIBUS STOCK AND INCENTIVE PLAN FOR
CAPITAL SENIOR LIVING CORPORATION

(PROPOSAL 3)

Summary of 2007 Stock Incentive Plan

In March 2007, upon the recommendation of the Compensation Committee, the Board of Directors adopted, subject to stockholder approval, the 2007 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation, which we refer to as the “2007 Stock Incentive Plan,” and has directed that it be submitted for the approval of our stockholders. The 2007 Stock Incentive Plan will become effective on the date it is approved by our stockholders. Upon approval of the 2007 Stock Incentive Plan, the 1997 Stock Incentive Plan will terminate and no additional awards will be granted under that plan. As of March 29, 2007, 587,724 shares of our common stock were available to be issued pursuant to awards under the 1997 Stock Incentive Plan. The material features of the 2007 Stock Incentive Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 2007 Stock Incentive Plan, which is attached to this proxy statement as Appendix “A.”

On April 4, 2007, the last sale price of our common stock on the New York Stock Exchange was $11.55 per share.

Our stockholders are requested to approve the 2007 Stock Incentive Plan. The affirmative vote of the holders of a majority of the outstanding shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2007 Stock Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

General

Purpose

The purpose of the 2007 Stock Incentive Plan is to advance our interests and increase stockholder value by providing additional incentives to attract, retain and motivate those qualified and competent employees, outside directors and consultants upon whose efforts and judgment our success is largely dependent.

Eligibility

Awards may be granted pursuant to the 2007 Stock Incentive Plan to any of our present or future employees, consultants and outside directors. Actual selection of any eligible individual to receive an award pursuant to the 2007 Stock Incentive Plan is within the sole discretion of the Compensation Committee. As of April 4, 2007, the eligible individuals consisted of 3,684 employees, five consultants and four outside directors. “Incentive stock options” may be granted only to employees, and all other awards may be granted to either employees, consultants or outside directors. Neither our Chief Executive Officer nor any of our four highest paid employees as of the last day of any fiscal year is eligible to receive awards under the 2007 Stock Incentive Plan in any such fiscal year exceeding 100,000 shares.

Types of Awards

The 2007 Stock Incentive Plan authorizes the granting of “incentive stock options” and “non-qualified stock options” to purchase shares of our common stock. Unless the context otherwise requires, the term “options” includes both incentive stock options and non-qualified stock options.

The 2007 Stock Incentive Plan also authorizes awards of restricted stock. A restricted stock award is the grant of shares of our common stock that are nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. The vesting and number of shares of a restricted stock award may be selected by the Compensation Committee. Except as otherwise provided in the agreement granting the restricted stock award, the recipient of restricted stock will have all of the rights of a stockholder, including with respect to voting rights and the right to receive dividends.

The 2007 Stock Incentive Plan also authorizes awards intended to be performance-based awards that are payable in stock, cash, or a combination of stock and cash. Any performance-based awards granted will vest upon the achievement of performance objectives. The Compensation Committee will establish the performance measure as well as the length of the performance period.

The 2007 Stock Incentive Plan also authorizes stock appreciation rights, or SARs. An SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the SAR over the fair market value of a share of our common stock on the date of grant of the SAR. SARs may be granted under the 2007 Stock Incentive Plan in tandem with other awards.

The 2007 Stock Incentive Plan also authorizes a buyout of previously granted options or restricted stock based on the fair market value of a share of our common stock on the date of such buyout, provided that any offer to buy an option will not be made unless the fair market value exceeded the option price of such option on such date. In addition, the 2007 Stock Incentive Plan prohibits the re-pricing or re-issuing of awards having a lower price or more favorable terms than the initial award.

Administration

The 2007 Stock Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority to interpret and adopt rules and regulations for carrying out the 2007 Stock Incentive Plan. All decisions and acts of the Compensation Committee shall be final and binding on all participants under the 2007 Stock Incentive Plan.

The Compensation Committee will have the full power and authority under the 2007 Stock Incentive Plan to:

•	select the persons to whom awards may from time to time be granted;

•	determine whether and to what extent awards are to be granted to one or more persons;

•	determine the number of shares of our common stock to be covered by each such award;

•	determine the terms and conditions of any award and to amend or waive any such terms and conditions as permitted under the 2007 Stock Incentive Plan;

•	determine whether and under what circumstances an option may be settled in cash or restricted shares;

•	determine whether, to what extent, and under what circumstances awards are to be made, and operate, on a tandem basis vis-à-vis other awards pursuant to the 2007 Stock Incentive Plan and/or cash awards made outside of the 2007 Stock Incentive Plan;

•	determine whether, to what extent and under what circumstances shares of our common stock and other amounts payable with respect to an award shall be deferred either automatically or at the election of the award holder (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

•	determine whether and to what extent an award holder will be allowed to pay the option price of an option, or to satisfy tax withholding requirements, in shares of our common stock.

Shares of Common Stock Subject to the 2007 Stock Incentive Plan

A total of 2,600,000 shares of our common stock (subject to adjustment as discussed below) may be issued under the 2007 Stock Incentive Plan. To the extent that any share-based award under the 2007 Stock Incentive Plan terminates, expires, is cancelled or is paid in cash, the available shares subject to such award shall remain available shares. The number of available shares at any time will increase automatically by the number of shares reacquired by us on the open market with the cash proceeds we receive from the exercise of options, reduced by any such amounts previously used to purchase such shares. In addition, the number of available shares will increase automatically by any shares of our common stock which (i) are subject to an outstanding option under the 1997

Stock Incentive Plan on the date of the approval of the 2007 Stock Incentive Plan by our stockholders, and (ii) remain subject to an outstanding option under the 1997 Stock Incentive Plan on the date it terminates, expires, is cancelled or is settled in cash.

Granting of Awards

The Compensation Committee may from time to time grant awards in its discretion. In granting awards, the Compensation Committee must take into consideration the contribution the eligible person has made or may be reasonably expected to make to our success and such other factors as the Compensation Committee determines. The number of discretionary grants to be made under the 2007 Stock Incentive Plan in the future to our directors and executive officers, including our named executive officers, and the dollar values of such grants, are not determinable.

Exercise Price of Options

The exercise price of options granted under the 2007 Stock Incentive Plan shall be any price determined by the Compensation Committee, but may not be less than the par value of our common stock, or in the case of incentive stock options, the exercise price may not be less than the fair market value of our common stock on the date of grant. The exercise price of incentive stock options shall not be less than 110% of the fair market value on the date of grant if the optionee owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of our stock.

Price of Restricted Stock

The price, if any, to be paid by a recipient for restricted stock awarded under the 2007 Stock Incentive Plan shall be determined by the Compensation Committee. As a condition to the grant of a restricted stock award, if required by applicable law, the Compensation Committee will require the person receiving the award to pay to us an amount equal to the par value of the restricted stock granted under the award.

Payment of Exercise Price

Unless further limited by the Compensation Committee, the exercise price of an option shall be paid solely in cash, by certified or cashier’s check, by wire transfer, by money order, by personal check, by delivery of shares of our common stock if expressly permitted by the terms of the option, or by a combination of the foregoing. If the exercise price is paid in whole or in part with shares of our common stock, the value of the shares surrendered shall be their fair market value on the date surrendered.

Restrictions on Transfer of Awards

No award granted under the 2007 Stock Incentive Plan is transferable otherwise than by will or by the laws of descent and distribution. However, if provided by the award:

•	the award may be transferable without consideration to the members of the holder’s immediate family, to trusts for such immediate family members or to partnerships whose only partners are such immediate family members, provided that no further transfer is permitted; or

•	if not otherwise prohibited, the award may be transferable to a person or other entity for which the holder is entitled to a deduction for a “charitable contribution” under Section 170(a)(i) of the of the Internal Revenue Code of 1986, as amended (the “Code”), provided that no further transfer is permitted.

During the lifetime of a participant, each award will be exercisable only by the participant or the guardian or legal representative of the participant.

Restrictions on Transfer of Restricted Stock

A participant may not sell, transfer, assign or pledge shares of restricted stock until the shares have vested. Stock certificates representing the restricted stock shall be held by us bearing a legend to restrict transfer of the certificate until the restricted stock has vested. At the time the restricted stock vests, a certificate for the vested shares will be delivered to the participant.

Exercisability of Options

Each option shall become exercisable in whole or in part and cumulatively, and shall expire, according to the terms of the option to the extent not inconsistent with the express provisions of the 2007 Stock Incentive Plan. In addition, in the case of the grant of an option to an officer, the Compensation Committee may provide that no shares acquired on the exercise of such option shall be transferable during such six month period following the date of grant of such option.

The Compensation Committee, in its sole discretion, may accelerate the date on which all or any portion of an otherwise unexercisable option may be exercised or a restriction will lapse.

Vesting of Restricted Stock

In granting restricted stock awards, the Compensation Committee, in its sole discretion, may determine the terms and conditions under which the restricted stock awards shall vest.

The Compensation Committee also has the right, exercisable in its sole discretion, to accelerate the date on which restricted stock may vest or otherwise waive or amend any conditions in respect of a grant of restricted stock.

Terms of Performance Awards

Performance-based awards during a fiscal year may be granted only to our Chief Executive Officer and our four highest paid employees as of the last day of such fiscal year and shall, in all events, be specifically designated as performance-based awards pursuant to the 2007 Stock Incentive Plan. Notwithstanding the foregoing, the Compensation Committee may grant other types of awards to any person who is eligible to receive an award pursuant to the 2007 Stock Incentive Plan which are conditioned on the satisfaction of performance objectives, including those comprising one or more of the performance measures under a performance-based award, as the Compensation Committee, in its sole discretion, may select.

Performance-based awards, in the sole discretion of the Compensation Committee, may be made in the form of:

•	shares of our common stock (including, without limitation, shares of restricted stock subject to restrictions that will lapse on the basis of the satisfaction of the selected performance measure(s));

•	cash; or

•	a combination of shares of our common stock and cash (but, the cash portion of such performance-based award may not exceed $2,000,000 in any fiscal year).

The Compensation Committee shall establish the performance measures which will be required to be satisfied during the performance period in order to earn the amounts specified in a performance-based award, as well as the duration of any performance period, each of which may differ with respect to each covered person, or with respect to separate performance-based awards issued to the same covered person. The performance measures may be one or more (or a combination) of the following:

•	earnings per share;

•	return on average common equity;

•	pre-tax income;

•	earnings before deductions for interest, taxes, depreciation and amortization of non-cash items;

•	pre-tax operating income;

•	net operating income;

•	net revenue;

•	net income;

•	cash earnings per share;

•	book value per share;

•	net asset values;

•	overall or specific cost reductions;

•	resident satisfaction and/or retention;

•	completion of sale/leasebacks;

•	site acquisitions;

•	facility acquisitions; and

•	such other criteria which the Compensation Committee reasonably determines is comparable to such listed criteria.

The Compensation Committee may condition satisfaction of the selected performance measure based on our performance relative to one or more of the companies in our peer group.

The selected performance measures, the performance periods and any other conditions to our obligation to pay a performance-based award, shall be set forth in each performance-based award on or before the first to occur of:

•	the 90th day of the selected performance period;

•	the first date on which more than 25% of the performance period has elapsed; and

•	the first date, if any, on which satisfaction of the performance measure or measures is no longer substantially certain.

Expiration of Options

The expiration date of an option will be determined by the Compensation Committee at the time of the grant. However, unless the terms of the option expressly provide for a different date of termination, the unexercised portion of the option shall automatically and without notice terminate and become null and void on the earlier of:

•	the date that holder ceases to be employed by us, if such cessation is for “Cause,” as defined in the 2007 Stock Incentive Plan;

•	the 90th day following the date on which the holder ceases to be employed by us for any reason other than because of the holder’s death or disability or for Cause (however, the holder will not be considered to have ceased to be employed by us while the holder is on sick leave, military leave, or any other leave of absence approved by us, if the period of such leave does not exceed 90 days, or, if longer, so long as the holder’s right to reemployment with us is guaranteed either by statute or by contract);

•	the first anniversary of the date on which the holder ceased to be employed by us by reason of the holder’s death or disability; or

•	the tenth anniversary of the date of grant.

Expiration of Restricted Stock Awards

The requirements for vesting of restricted stock will be determined by the Compensation Committee at the time of the grant. The lapse of restrictions on restricted stock always shall occur on or before the ninth anniversary of the date of grant of the restricted stock award.

Expiration of Performance Awards

Unless otherwise expressly provided in the performance-based award, the covered person must remain employed by us until the end of the performance period in order to be entitled to any payment under the performance-based award. However, the Compensation Committee expressly may provide in the performance-based award that the holder may become entitled to a specified portion of the amount earned under the performance-based award based on one or more specified periods of time between the date of grant of the performance-based award and the date on which the holder ceases to be employed by us for any reason, including because of the holder’s death or disability (however, the holder will not be considered to have ceased to be employed by us while the holder is on sick leave, military leave, or any other leave of absence approved by us, if the period of such leave does not exceed 90 days, or, if longer, so long as the holder’s right to reemployment with us is guaranteed either by statute or by contract), prior to the end of the performance period.

Change in Control

In the event of either a change in control or a potential change in control transaction followed, within 360 days, by a change in control transaction, unless otherwise expressly provided by the Compensation Committee prior to the change in control or potential change in control:

•	all awards, other than performance-based awards, shall become fully exercisable, nonforfeitable, or the restricted period shall terminate, as the case may be;

•	the Compensation Committee has the right to cash out some or all of the outstanding nonqualified options, SARs, and restricted stock on the basis of the highest price per share paid on New York Stock Exchange, or other principal exchange or market for our common stock, in any bona fide transaction related to a change in control during the 60-day period immediately preceding the change in control or potential change in control; and

•	the cash out for SARs related to incentive stock options will be based on transaction reported for the date on which the holder exercises the SARs or, if applicable, the date on which a cash out occurs.

Expiration of the 2007 Stock Incentive Plan

Assuming the 2007 Stock Incentive Plan is approved at the annual stockholder meeting, unless terminated sooner by the Board of Directors, the 2007 Stock Incentive Plan will terminate on May 8, 2017.

Adjustments

The 2007 Stock Incentive Plan provides for adjustments to the number of shares with respect to which options may be granted, to the number of shares subject to outstanding options and to the exercise price of outstanding options in the event of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange.

Amendments

The Board of Directors may amend or modify the 2007 Stock Incentive Plan at any time, provided that no amendment may, without the approval of our stockholders:

•	increase the number of shares available for issuance under the 2007 Stock Incentive Plan or change the class of eligible persons under the 2007 Stock Incentive Plan;

•	permit the granting of awards which expire beyond 10 years;

•	extend the termination date of the 2007 Stock Incentive Plan;

•	increase the maximum number of shares issuable and subject to Section 162(m) of the Code; or

•	make any change for which applicable law or regulatory authority would require stockholder approval or for which stockholder approval would be required to secure all deductibility of compensation received under the Section 162(m) of the Code.

In addition, no amendment may substantially impair any award previously awarded without the consent of the holder of the award.

Federal Income Tax Consequences

Grants of Options

Under current tax laws, the grant of an option will not be a taxable event to the recipient and we will not be entitled to a deduction with respect to such grant.

Exercise of Non-qualified Options and Subsequent Sale of Stock

Upon the exercise of a non-qualified stock option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the shares of our common stock received over the exercise price. The taxable income recognized upon exercise of a non-qualified stock option will be treated as compensation income subject to withholding and we will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When shares of our common stock received upon the exercise of a non-qualified stock option subsequently are sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized at the time of exercise); the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise. Special tax rules apply when all or a portion of the exercise price of a non-qualified stock option is paid by the delivery of already owned shares.

Section 162(m) Effect on Deductibility

Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the company’s most highly paid executives, subject to an exception that would allow the deduction of certain performance-based compensation. We believe that options granted under the 2007 Stock Incentive Plan will qualify as performance-based compensation that will not be subject to the $1 million limitation.

Equity Compensation Plan Information

The following table presents information relating to the Company’s equity compensation plans as of December 31, 2006:

Number of Securities
	Number of Securities to	Weighted-Average	Remaining Available for
	be Issued Upon	Exercise Price of the	Future Issuance Under
	Exercise of Outstanding	Outstanding	Equity Compensation Plans
	Options, Warrants and	Options, Warrants	(Excluding Securities
Plan Category	Rights	and Rights	Reflected in First Column)

Equity compensation plans approved by security holders	1,026,682	$4.80	591,974
Equity compensation plans not approved by security holders	—	—	—

Total	1,026,682	$4.80	591,974

Vote Required for Approval

Approval of this Proposal requires a number of votes “FOR” the proposal that at least a majority of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote. Abstentions will have the same effect as a negative vote on this matter, while broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the 2007 Stock Incentive Plan.

STOCKHOLDER PROPOSAL

(PROPOSAL 4)

The stockholder proposal, which follows, is a verbatim submission by Mercury Real Estate Advisors LLC, which we refer to as “Mercury,” of Three River Road, Greenwich, CT 06807 (which has notified us that it owns approximately 2,369,700 shares of our common stock), for consideration by our stockholders. All statements therein are the sole responsibility of Mercury.

Proposed Resolution

That the stockholders of the Corporation recommend that the Board of Directors promptly engage an investment banking firm and pursue a sale or liquidation of the Corporation.

Supporting Statement

We believe a sale or liquidation of the Corporation is in the best interests of stockholders for the following reasons:

1) The Corporation has operated at a loss for the last three years.  In our opinion, management has destroyed shareholder value with a net loss of $3.4 million in the first nine months of 2006, $5.4 million in 2005 and $6.8 million in 2004.

2) The Corporation lacks the sufficient size required to operate as a public company.  In our view, shareholders’ equity is being wasted on general and administrative expenses, and, in particular, executive compensation packages, that are not commensurate with the size of the company. General and administrative expenses at the Corporation totaled 9.7% of revenues during fiscal 2005 while the ratio of G&A to revenues in the Corporation’s Peer Group for this period averaged 5.7%. Also, executives have what we view as the rare benefit of “evergreen” employment contracts.

3) Healthcare real estate valuations have reached a peak.  Capitalization rates for senior living assets similar to those owned by CSU have fallen to approximately 6.5-7.0% from approximately 10% over the past several years. This cap-rate compression, occurring over a period of historically low interest rates, has led to a significant increase in the value of CSU’s current portfolio. We believe that it is in the best interest of shareholders for the Corporation to capitalize on this value through a sale or liquidation of the Corporation instead of continuing to operate unprofitably as a public company with the risk that healthcare real estate valuations start to decline.

4) The Corporation is an attractive acquisition candidate for a national healthcare owner/operator.  While we believe that the Corporation is too small to generate economies of scale with its widely dispersed portfolio, several of the national owner/operators could achieve operating synergies through an acquisition of CSU. Further, we believe CSU is trading at a significant discount to its intrinsic or liquidation value.

5) Senior executives and Board members continue to sell stock in the Corporation and are becoming less aligned with the interests of shareholders.  While management reiterates on quarterly conference calls that they expect to create significant value pursuing their business strategy, their actions tell a different story. CSU executives and Board members have been significant net sellers of CSU stock in 2006. James Stroud, Chairman and Secretary, and his controlled entities have sold more than $8.5 million of stock in 2006 while other sellers include: Lawrence Cohen, Vice Chairman and Chief Executive Officer; Keith Johannessen, President and Chief Operating Officer; Ralph Beattie, Chief Financial Officer; Gloria Holland, Vice President; Jerry Lee, Controller; Craig F. Hartberg, Independent Director and Victor Nee, an Independent Director. These stock sales reiterate our view that management is not committed to its “growth strategy” and that a sale or liquidation should be commenced.

BOARD OF DIRECTORS’ STATEMENT
IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

Proposal No. 4, presented by a shareholder of the Company, requests that your Board of Directors promptly engage an investment banking firm and pursue a sale or liquidation of the Company. For the following reasons, your Board of Directors urges you to vote AGAINST that proposal.

Delivering shareholder value is the most important job of your Board of Directors, and we take it very seriously. To that end, we engage in a regular process of reviewing the Company’s business and prospects. Less than a year ago, we supplemented our regular process by hiring Jefferies & Company, Inc. (“Jefferies”), a prominent investment banking firm, to assist us and management in reviewing the Company’s strategic options for maximizing shareholder value.

Jefferies’ engagement called for a comprehensive analysis of the Company’s results of operations, financial condition and prospects, an assessment of the market values of the Company under various scenarios and a review of various types of transactions along with appropriate recommendations. On August 4, 2006, Jefferies presented its findings to the Board and expressly addressed a potential sale of the Company.

In its presentation to the Board, Jefferies concluded that (i) the Company’s stock price at the time reflected a richer valuation for the Company than valuations that had been achieved in recent merger and acquisition transactions in the Company’s industry, and (ii) assuming the Company met its projections, the Company’s strategic plan should result in significant growth in the next few years. During the presentation, Jefferies noted that a sale of the Company at that time would not maximize shareholder value or achieve a premium for shareholders. Jefferies noted, moreover, that sales processes in general can disrupt a company’s operations. Members of the Company’s management confirmed to the Board that a potential sale of the Company, especially one developed through a publicly disclosed sales process, would be particularly sensitive because elderly residents and their families are very concerned about the stability of their communities’ ownership and management.

After full consideration of the Company’s strategic alternatives, your Board concluded that the Company should not pursue a sale because we believed that such a transaction would not maximize shareholder value. Instead, we implemented a strategic plan for the Company that is already yielding positive results, and has returned the Company to profitability, as detailed below:

Significant Income and Asset Growth:  Compared to 2005 results, our 2006 total revenues increased approximately 26% to $159.1 million, and adjusted EBITDAR (income from operations plus depreciation and amortization and facility lease expense) increased approximately 56% to $40.6 million.1 Our same store sale comparisons were equally impressive, with revenue and net income increasing 7.3% and 15.2%, respectively. The Company completed acquisition transactions valued at $216 million in 2006, and we expect these acquisitions to increase annual revenue by approximately $33 million. Our existing infrastructure and national platform allow us to integrate these acquisitions at low marginal cost.

The senior housing acquisition market continues to be robust, and the Company’s strong relationships with major healthcare REITs and private equity investors provide access to capital at an attractive cost, which will allow the Company to continue to make strategic acquisitions. These relationships are also generating significant deal flow, and your Board and management are optimistic that the Company will continue to be successful in acquiring additional senior living communities throughout 2007.

Strengthening the Company’s Balance Sheet:  The Company has reduced its mortgage debt by $56 million and fixed or capped the interest rate on its entire wholly owned portfolio at a maximum blended average rate of approximately 6.5%. These actions not only improved the balance sheet, they also result in interest savings of approximately $7.5 million per year.

Future Enhanced Operating Results:  The Company expects to see further improvement in revenues as it benefits from occupancy gains, price increases and community fees, which have been implemented at many of the Company’s communities since last August. Moreover, cost controls and additional savings on the cost of food, supplies and service contracts through a group-purchasing program are also benefiting the Company. We are benefiting from the operating leverage in our business, as evidenced by the 79%

incremental EBITDAR margin2 we achieved on our same store revenue interests in the fourth quarter of 2006.

1 The most closely related GAAP measure to EBITDAR is income from operations. The following table (in thousands of dollars) reconciles adjusted EBITDAR to income from operations and presents adjusted EBITDAR margin, which is the ratio of adjusted EBITDAR to total revenues:

	Year Ended December 31,
	2006	2005

Adjusted EBITDAR
Income from Operations	$11,667	$10,962
Depreciation and amortization	12,345	13,046
Facility lease expense	16,610	2,070

Adjusted EDITDAR	$40,622	$26,078

Adjusted EBITDAR Margin
Adjusted EDITDAR	$40,622	$26,078
Total revenues	159,070	126,404

	25.5%	20.6%

2 Incremental EBITDAR margin is the ratio of the change in same store adjusted EBITDAR from year to year to the change in same store revenue from year to year.

Now Is Not the Time for a Sale

The fundamentals of our industry are strong, and we believe the Company is well positioned to benefit from the strategic plan adopted by your Board of Directors. New development of senior housing continues to be severely constrained by a scarcity of well-located sites, increasing land and construction costs, zoning complexities and limited sources of capital. We enjoy, today, an environment that offers substantial opportunity for profitable growth.

We do not believe, therefore, that we should retain an investment bank — once again, and at additional expense — to consider or pursue a sale or liquidation of the Company. We have recently gone through that exercise and believe that the way to drive shareholder value at this time is to focus on executing our strategic plan and addressing the many opportunities available to the Company. Nonetheless, your Board of Directors will continue in the future to regularly review the Company’s business and prospects and, as part of those reviews, will consider whether strategic alternatives, such as a sale or liquidation of the Company, will enhance shareholder value.

Proxies solicited by the Board of Directors will be voted against the stockholder proposal unless stockholders specify a contrary vote. Approval of the stockholder proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock represented in person or by proxy at the meeting and entitled to vote. Abstentions will have the same effect as a negative vote on this matter, while broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote “AGAINST” the stockholder proposal.

OTHER BUSINESS

(PROPOSAL 5)

The Board of Directors knows of no other business to be brought before the meeting. If, however, any other business should properly come before the meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless directed by the proxy to do otherwise.

GENERAL

The cost of any solicitation of proxies by mail will be borne by us. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of shares of our common stock held of record by such persons, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of our common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of such shares and to secure their voting instructions. We have retained Georgeson to assist in soliciting proxies for the annual meeting for a fee of $25,000. The cost of such solicitation will be borne by us.

By Order of the Board of Directors

James A. Stroud
Chairman of the Board and Secretary

April 6, 2007
Dallas, Texas

Appendix A

2007 OMNIBUS STOCK AND INCENTIVE PLAN
For
CAPITAL SENIOR LIVING CORPORATION

2007 Omnibus Stock And Incentive Plan
For
Capital Senior Living Corporation

1. Purpose.  The purpose of this Plan is to advance the interests of Capital Senior Living Corporation and increase shareholder value by providing additional incentives to attract, retain and motivate those qualified and competent Employees, Outside Directors, and Consultants upon whose efforts and judgment its success is largely dependent.

2. Definitions.  As used herein, the following terms shall have the meaning indicated:

(a) “Affiliate” means any entity, other than the Parent or a Subsidiary, that is designated by the Board as a participating employer under the Plan, provided that the Parent directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b) “Agreed Price” shall relate to the grant of a SAR or Limited SAR under an Award, and shall mean the value assigned to the Available Shares in the Award which will form the basis for calculating the Spread on the date of exercise of the SAR or Limited SAR, which assigned value may be any value determined by the Committee, including the Fair Market Value of the Shares on the Date of Grant.

(c) “Award” shall mean either an Option, an SAR, a Restricted Share Award, or a Performance Award, except that where it shall be appropriate to identify the specific type of Award, reference shall be made to the specific type of Award.

(d) “Available Shares” shall mean, at each time of reference, the total number of Shares described in Section 3 with respect to which the Committee may grant an Award, all of which Available Shares shall be held in the Parent’s treasury or shall be made available from authorized and unissued Shares.

(e) “Board” shall mean the Board of Directors of the Parent.

(f) “Cause” shall mean (i) a final, nonappealable conviction of a Holder for commission of a felony involving moral turpitude, (ii) Holder’s willful gross misconduct that causes material economic harm to the Company or that brings substantial discredit to the Company’s reputation, or (iii) Holder’s material failure or refusal to perform his duties if Holder has failed to cure such failure or refusal to perform within thirty (30) days after the Company notifies Holder in writing of such failure or refusal to perform.

(g) “Change in Control” shall mean the first to occur of (i) a merger, consolidation, statutory share exchange or sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company that requires the consent or vote of the holders of the Parent’s Common Stock, other than a consolidation, merger or share exchange of the Parent in which the holders of the Parent’s Common Stock immediately prior to such transaction have the same proportionate ownership of common stock of the surviving corporation immediately after such transaction; (ii) the shareholders of the Parent approve any plan or proposal for the liquidation or dissolution of the Company; (iii) the cessation of control (by virtue of their not constituting a majority of Directors) of the Board of Directors of the Parent by the individuals (the “Continuing Directors”) who (x) on the Effective Date were Directors, or (y) become Directors after the date of this Agreement and whose election or nomination for election by the Parent’s shareholders was approved by a vote of at least two-thirds of the Directors then in office who were Directors at the Effective Date or whose election or nomination for election was previously so approved; (iv) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of an aggregate of 20% or more of the voting power of the Parent’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Exchange Act) who beneficially owned less than 15% of the voting power of the Parent’s outstanding voting securities on the Effective Date, or the acquisition of beneficial ownership of an additional 5% of the voting power of the Parent’s outstanding voting securities by any person or group who beneficially owned at least 15% of the voting power of the Parent’s outstanding voting securities on the Effective Date; provided, however, that notwithstanding the foregoing, an acquisition shall not be described hereunder if the acquiror is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a wholly-owned subsidiary of the Parent or a corporation owned, directly or indirectly, by the shareholders of the Parent in the same proportions as their ownership of voting securities of the Parent, or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (v) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

(h) “Change in Control Price” shall mean the highest price per share paid in any transaction reported on the NYSE or such other exchange or market as is the principal trading market for the Common Stock, or paid or offered in any bona fide transaction related to a Change in Control at any time during the 60 day period immediately preceding such occurrence, in each case as determined by the Committee except that, in the case of Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Holder exercises such Stock Appreciation Rights or, where applicable, the date on which a cash out occurs.

(i) “Code” shall mean the Internal Revenue Code of 1986, as now or hereafter amended.

(j) “Committee” shall mean the Compensation Committee of the Board, exclusive of any member of the Compensation Committee who is not a Non-Employee Director.

(k) “Common Stock” shall mean the common stock, par value $.01 per share, of the Parent.

(l) “Company” shall mean the Parent, its Subsidiaries and Affiliates, except when it shall be appropriate to refer only to Capital Senior Living Corporation, then it shall be referred to as “Parent”.

(m) “Consultant” shall mean any person or entity (including a Director) who or which is engaged by the Company to render consulting services and is compensated for such consulting services; provided, further, without limiting the generality of the forgoing, it shall not mean a Director who is paid only a Director’s fee by the Company.

(n) “Covered Person(s)” shall mean, for each Plan Year, the Chief Executive Officer and the four (4) highest paid Employees as of the last day of such Plan Year.

(o) “Date of Grant” shall mean the date on which the Committee has taken all of the actions required to make the Award, in all material respects, final and binding on the Company; provided, further, it is followed, as soon as reasonably possible, by written notice to the Eligible Person who has been granted the Award.

(p) “Director” shall mean a member of the Board.

(q) “Disability” shall mean a Holder’s present incapacity resulting from an injury or illness (either mental or physical) which, in the reasonable opinion of the Committee based on such medical evidence as it deems necessary, will result in death or can be expected to continue for a period of at least twelve (12) months and will prevent the Holder from performing the normal services required of the Holder by the Company, provided, however, that such disability did not result, in whole or in part: (i) from chronic alcoholism; (ii) from addiction to narcotics; (ii) from a felonious undertaking; or (iv) from an intentional self-inflicted wound.

(r) “Effective Date” shall mean [the date of approval of the Plan by the stockholders of the Company].

(s) “Eligible Person” shall mean an Employee, a Consultant, or an Outside Director, who the Committee determines to have the capacity to substantially contribute to the success of the Company.

(t) “Employee” shall mean a person employed by the Company.

(u) “Fair Market Value” shall mean, as of a particular date, the closing sale price of Shares, which shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of the Shares on such exchange as reported in any newspaper of general circulation or (ii) if the Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day on such system. If neither clause (i) nor clause (ii) is applicable, the fair market value shall be determined by any fair and reasonable means prescribed by the Committee.

(v) “Holder” shall mean, at each time of reference, each person (including, but not limited to an Optionee) with respect to whom an Award is in effect, except that where it should be appropriate to distinguish between a Holder with respect to an Option and a Holder with respect to a different type of Award, reference shall be made to Optionee; and provided further that to the extent provided under, and subject to the conditions of, the Award, it shall refer to the person who succeeds to the rights of the Holder upon the death of the Holder.

(w) “Immediate Family” means any child, stepchild, grandchild, parent stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

(x) “Incentive Stock Option” shall mean an Option that is an incentive stock option as defined in Section 422 of the Code.

(y) “Limited SAR” shall mean a limited stock appreciation right as defined in Section 18 hereof.

(z) “Non-Employee Director” means a member of the Board who is a Non-Employee Director within the meaning of Rule 16b-3(b)(3) promulgated under the 1934 Act and an outside director within the meaning of Treasury Regulation Sec. 162-27(e)(3) promulgated under the Code.

(aa) “Non-qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(bb) “Option” (when capitalized) shall mean any Incentive Stock Option and Non-qualified Stock Option granted under this Plan, except that, where it shall be appropriate to identify a specific type of Option, reference shall be made to the specific type of Option; provided, further, without limitation, that a single Option may include both Incentive Stock Option and Non-qualified Stock Option provisions.

(cc) “Optionee” shall mean a person to whom an Option is granted (often referred to as a Holder).

(dd) “Option Price” shall mean the price per Share which is required to be paid by the Optionee in order to exercise his right to acquire the Share under the terms of the Option.

(ee) “Option Proceeds” shall mean the cash proceeds received by the Company from the exercise of Options reduced by any such amounts previously used to purchase Reacquired Shares.

(ff) “Outside Director” means a member of the Board who is not an officer or Employee.

(gg) “Parent” shall mean Capital Senior Living Corporation, a Delaware corporation.

(hh) “Performance Award” shall mean the award which is granted to a Covered Person, and is contingent upon the attainment of the Performance Measures specified in such Award during the Performance Period, all as described more fully in Section 13.

(ii) “Performance Measures” shall mean one or more (or a combination) of the following: (i) earnings per share, (ii) return on average common equity, (iii) pre-tax income, (iv) earnings before deductions for interest, taxes, depreciation and amortization of non-cash items, (v) pre-tax operating income, (vi) net operating income, (vii) net revenue, (viii) net income, (ix) cash earnings per share, (x) book value per share, (xi) net asset values, (xii) overall or specific cost reductions, (xiii) resident satisfaction and/or retention, (xiv) completion of sale/leasebacks, (xv) site acquisitions, and (xvi) facility acquisitions; and such other criteria which the Committee reasonably determines is comparable to such listed criteria; provided, further, without limitation, that a Performance Award can provide that satisfaction of the selected criteria will be based on the Company’s performance relative to one or more peer companies; and provided, finally, without limitation, that a Performance Measure may not consist of merely remaining in the employ of the Company for a specified period of time.

(jj) “Performance Period” shall mean the period during which attainment of the Performance Measures set forth in the Performance Award must occur.

(kk) “Plan” shall mean this 2007 Omnibus Stock and Incentive Plan For Capital Senior Living Corporation.

(ll) “Plan Year” shall mean the Parent’s fiscal year.

(mm) “Potential Change In Control” shall mean the first to occur of (i) approval by shareholders of an agreement by the Parent, the consummation of which would result in a Change in Control; or (ii) the filing of a Schedule 13G or 13D under the Exchange Act and, within 15 days after such filing, the adoption by the Committee of a resolution stating that, in the judgment of the Committee, a Potential Change in Control has occurred for purposes of this Plan.

(nn) “Reacquired Shares” shall mean Shares, if any, reacquired by the Company on the open market with the Option Proceeds, provided that the aggregate of such Reacquired Shares may not exceed fifty percent (50%) of the aggregate Shares (excluding Reacquired Shares) authorized in Section 3.

(oo) “Restriction(s)” shall mean the restrictions applicable to Available Shares subject to an Award which prohibit the “transfer” of such Available Shares, and which constitute “a substantial risk of forfeiture” of such Available Shares, as those terms are defined under Section 83(a)(1) of the Code.

(pp) “Restricted Period” shall mean the period during which Restricted Shares shall be subject to Restrictions.

(qq) “Restricted Shares” shall mean the Available Shares granted to an Eligible Person which are subject to Restrictions.

(rr) “Restricted Share Award” shall mean the award of Restricted Shares.

(ss) “Restricted Share Distributions” shall mean any amounts, whether Shares, cash or other property (other than regular cash dividends) paid or distributed by the Parent with respect to Restricted Shares during a Restricted Period.

(tt) “SAR” shall mean a stock appreciation right as defined in Section 18 hereof.

(uu) “Section 162(m) Maximum” shall mean 250,000 Shares.

(vv) “Separation” shall mean the date on which a Holder ceases to have an employment relationship with the Company for any reason, including death or Disability; and provided, further, without limitation, such employment relationship will cease, (a) in the case of an Outside Director, upon his or her ceasing to be a Director, and (b) in the case of a Consultant, upon the termination of such Consultant’s contract with the Company, or in the absence of a contract, upon the later of (i) delivery by the Company to such Consultant of a formal written notice of cessation of his or her services for the Company, and (ii) the date of such cessation stated in such notice; provided, however, that a Separation will not be considered to have occurred while an Employee is on sick leave, military leave, or any other leave of absence approved by the Company, if the period of such leave does not exceed 180 days, or, if longer, so long as the Employee’s right to reemployment with the Company is guaranteed either by statute or by contract.

(ww) “Share(s)” shall mean a share or shares of Common Stock.

(xx) “Special Expired Option Shares” shall mean any Shares (i) which are subject to an Option, as defined in and issued under the 1997 Omnibus Stock and Incentive Plan For Capital Senior Living Corporation, which remains outstanding in whole or in part on the Effective Date, and (ii) which remain subject to such Option on the date such Option terminates, expires, is cancelled, or is settled in cash.

(yy) “Spread” shall mean the difference between the Option Price, or the Agreed Price, as the case may be, of the Share(s) and the Fair Market Value of such Share(s), on the date of reference.

(zz) “Subsidiary” shall mean a “subsidiary corporation” with respect to the Parent as defined in Section 424(f) of the Code.

(aaa) “Vest”, “Vested” and similar terms shall mean the number of Award Shares which have become nonforfeitable, including the number of Restricted Shares on which the Restrictions have lapsed; provided, further, and without limitation, that the lapse of Restrictions imposed under a Performance Award, based on the attainment of the Performance Measures set forth in such Performance Award, is also a Vesting event.

(bbb) “1933 Act” shall mean the Securities Act of 1933, as amended.

(ccc) “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

3. Award of Available Shares.  As of the Effective Date, Two Million Six Hundred Thousand (2,600,000) Shares shall automatically, and without further action, become Available Shares. To the extent any Award shall terminate, expire or be canceled, or the Award shall be paid in cash, the Available Shares subject to such Award (or with respect to which the Award is measured), shall remain Available Shares. Such number shall be increased automatically by the number of Reacquired Shares and Special Expired Option Shares; provided, however, that Incentive Stock Options may not be issued after Two Million Six Hundred Thousand (2,600,000) Shares have been issued under the Plan. No Covered Person shall be eligible to receive Awards pursuant to this Plan in any Plan Year which relate to Shares which exceed the Section 162(m) Maximum.

4. Conditions for Grant of Awards.

(a) Without limiting the generality of the provisions hereof which deal specifically with each form of Award, Awards shall only be granted to such one or more Eligible Persons as shall be selected by the Committee.

(b) In granting Awards, the Committee shall take into consideration the contribution the Eligible Person has made or may be reasonably expected to make to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Awards under the Plan prescribe such other terms and conditions concerning such Awards as it deems appropriate, including, without limitation, relating an Award to achievement of specific goals established by the Committee or to the continued employment of the Eligible Person for a specified period of time, provided that such terms and conditions are not inconsistent with the provisions of this Plan.

(c) Incentive Stock Options may be granted only to Employees, and all other Awards may be granted to either Employees, Consultants or Outside Directors.

(d) The Plan shall not confer upon any Holder any right with respect to continuation of employment by, or consulting relationship with, the Company, nor shall it interfere in any way with his right or the Company’s right to terminate his employment, consulting relationship or Directorship at any time, nor shall the reference to “Company” confer an employment relationship on a Consultant.

(e) The Awards granted to Eligible Persons shall be in addition to regular salaries, pension, life insurance or other benefits related to their service to the Company. Neither the Plan nor any Award granted under the Plan shall confer upon any person any right to continuance of employment by the Company; and provided, further, that nothing herein shall be deemed to limit the ability of the Company to enter into any other compensation arrangements with any Eligible Person.

(f) The Committee shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Award.

(g) Notwithstanding any provision hereof to the contrary, each Award which in whole or in part involves the issuance of Available Shares may provide for the issuance of such Available Shares for consideration consisting of such consideration as the Committee may determine, including (without limitation) as compensation for past services rendered.

5. Grant of Options.

(a) The Committee may grant to Optionees from time to time Options alone, in addition to, or in tandem with , other Awards granted under the Plan and/or cash Awards made outside of the Plan, to purchase some or all of the Available Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-qualified Stock Option, shall be evidenced by a written agreement that shall contain such provisions as shall be selected by the Committee, which may incorporate the terms of this Plan by reference, and which clearly shall state whether it is (in whole or in part) an Incentive Stock Option or a Non-qualified Stock Option.

(b) The aggregate Fair Market Value (determined as of the Date of Grant) of the Available Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company (as defined in Section 425 of the Code) shall not exceed $100,000.

(c) A Non-qualified Stock Option shall not be transferable by the Holder without the prior written consent of the Committee other than (i) transfers by the Holder to a member of his or her Immediate Family or a trust for the benefit of the optionee or a member of his or her Immediate Family, or (ii) transfers by will or by the laws of descent and distribution. An Incentive Stock Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution. All Options shall be exercisable, during the Holder’s lifetime, only by the Holder.

(d) In the case of a Non-qualified Stock Option or a Holder who elects to make a disqualifying disposition (as defined in Section 422(a)(1) of the Code) of Shares acquired pursuant to the exercise of an Incentive Stock Option, the Committee in its discretion may award at the time of grant or thereafter the right to receive upon exercise of such Option a cash bonus calculated to pay part or all of the federal and state, if any, income tax incurred by the Holder upon such exercise.

(e) The Committee may at any time offer to buy out for a payment in cash either (i) Restricted Stock, or (ii) an Option previously granted, provided that an offer to buy out an Option will not be made unless the Fair Market Value, on the date of such offer, of the Shares subject to such Option exceed the Option Price of such Option.

(f) If the Option agreement so provides at Date of Grant or (except in the case of an Incentive Stock Option) is amended after Date of Grant and prior to exercise to so provide (with the Holder’s consent), the Committee may require that all or part of the Shares to be issued with respect to the Spread take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the transferability and forfeiture Restrictions involved.

(g) Without limitation, the Committee may condition the exercise of any Option upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion. Unless specifically provided in the Option agreement, any such conditional Option shall vest twelve (12) months prior to its expiration if the conditions to exercise have not theretofore been satisfied.

6. Option Price.

(a) The Option Price shall be any price determined by the Committee; provided, however, that the Option Price may not be less than the par value of the Common Stock, and in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

(b) Unless further limited by the Committee in any Option, the Option Price shall be paid solely in cash, by certified or cashier’s check, by wire transfer, by money order, with Common Stock (but with Common Stock only if expressly permitted by the terms of the Option), or by a combination of the above; provided, however, that the Committee may accept a personal check in full or partial payment. If the Option Price is permitted to be, and is, paid in whole or in part with Common Stock, the value of the Common Stock surrendered shall its Fair Market Value on the date surrendered.

7. Exercise of Options.  An Option shall be deemed exercised when (i) the Committee has received written notice of such exercise in accordance with the terms of the Option, and (ii) full payment of the aggregate Option Price of the Available Shares as to which the Option is exercised has been made. Separate stock certificates shall be issued by the Parent for any Available Shares acquired as a result of exercising an Incentive Stock Option and a Non-qualified Stock Option.

8. Exercisability of Options.

(a) Each Option shall become exercisable in whole or in part and cumulatively, and shall expire, according to the terms of the Option to the extent not inconsistent with the express provisions of this Plan; and provided further, without limitation, that in the case of the grant of an Option to an officer (as that term is used in Rule 16a-1 promulgated under the 1934 Act) or any similar rule which may subsequently be in effect, the Committee may provide that no Available Shares acquired on the exercise of such Option shall be transferable during such 6 month period following the Date of Grant.

(b) The Committee, in its sole discretion, may accelerate the date on which all or any portion of an otherwise unexercisable Option may be exercised or a Restriction will lapse.

9. Termination of Option Period.

(a) As provided in Section 5, and without limitation, each Option shall be evidenced by an agreement that may contain any provisions selected by the Committee; provided, however, that in each case, unless the terms of the Option expressly provide for a different date of termination, the unexercised portion of an Option shall automatically and without notice terminate and become null and void on the earlier of (i) the date that Optionee ceases to be an Employee, if such cessation is for Cause, (ii) the 90th day following Optionee’s Separation for any reason other than death, Disability or for Cause; (iii) the first anniversary of a Separation by reason of death or Disability; or (iv) the tenth (10th) anniversary of the Date of Grant.

(b) Notwithstanding any provision of the Plan to the contrary, in the event of the proposed dissolution or liquidation of the Parent, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the proposed merger of the Parent with or into another corporation, unless otherwise expressly provided (by express reference to this Section 9(b)) in the terms of an Option, the Committee may, following delivery of a written notice (“Cancellation Notice”) to any Holder of an Option, cancel the unexercised Vested portion (including the portion which becomes Vested by reason of acceleration), if any, of such Option, effective on the date specified in the Cancellation Notice (“Cancellation Date”). Notwithstanding the forgoing, the Cancellation Date may not be earlier than the last to occur of (i) the 30th day following delivery of the Cancellation Notice, and (ii) the 60th day prior to the transaction which has caused the delivery of the Cancellation Notice. Without limitation, in the event the transaction giving rise to the Cancellation Notice does not occur, if so provided in the Cancellation Notice, each Holder who shall have elected to make his or her exercise conditional on the occurrence of the transaction shall be refunded any amounts paid to exercise such Holder’s Option, such Option will be reissued, and the purported exercise of such Option shall be null and void ab intitio.

10. Incentive Stock Options for 10% Shareholder.  Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly (or indirectly through attribution under Section 425(d) of the Code) at the Date of Grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (as defined in Section 425 of the Code) at the Date of Grant, unless the Option Price of such Incentive Stock Option is at least 110% of the Fair Market Value on the Date of Grant of the Available Shares subject to such Incentive Stock Option, and the period during which the Incentive Stock Option may be exercised does not exceed five (5) years from the Date of Grant.

11. Non-qualified Stock Options.  Non-qualified Stock Options may be granted hereunder and shall contain such terms and provisions as shall be determined by the Committee, except that each such Non-qualified Stock Option (i) must be clearly designated as a Non- qualified Stock Option; (ii) may be granted for Available Shares which become exercisable in excess of the limits contained in Subsection 5(b); and (iii) shall not be subject to Section 10 hereof. If both Incentive Stock Options and Non-qualified Stock Options are granted to an Optionee, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type.

12. Restricted Share Awards.

(a) Each Restricted Share Award shall be evidenced by an agreement that may contain any provisions selected by the Committee, including, without limitation, a provision allowing the Holder, prior to the date on which the Restrictions lapse with respect to the Restricted Shares of reference, or within a period of 10 days after such lapse where such lapse is accelerated, to elect to receive cash in an amount equal to the Fair Market Value of some or all of the Restricted Shares on the date the Restrictions with respect to such Restricted Shares lapse, in lieu of retaining the corresponding formerly Restricted Shares; and provided, further, that in the event such a provision is included in the Restricted Share Award of an officer (as defined in Section 18(k)), the election to receive cash in lieu of Restricted Shares shall be subject to the same limitations on exercise as are set forth in Section 18(k). As a condition to the grant of a Restricted Share Award, if required by applicable law, the Committee shall require the Eligible Person receiving the Restricted Share Award to pay to the Company an amount equal to the par value of the Restricted Shares granted under such Restricted Share Award, and such Restricted Share Award shall automatically terminate if such payment is not received within 30 days following the Date of Grant. Except as otherwise provided in the express terms and conditions of each Restricted Share Award, the Eligible Person receiving the Restricted Share Award shall have all of the rights of a shareholder with respect to such Restricted Shares including, but not limited to, voting rights and the right to receive any dividends paid, subject only to the retention provisions applicable to the Restricted Share Distributions.

(b) The Restrictions on Restricted Shares shall lapse in whole, or in installments, over whatever Restricted Period shall be selected by the Committee; provided, however, that a complete lapse of Restrictions always shall occur on or before the 9th anniversary of the Date of Grant.

(c) The Committee may accelerate the date on which Restrictions lapse with respect to any Restricted Shares.

(d) During the Restricted Period, the certificates representing the Restricted Shares, and any Restricted Share Distributions, shall be registered in the Holder’s name and bear a restrictive legend disclosing the Restrictions, the existence of the Plan, and the existence of the applicable agreement granting such Restricted Share Award. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Restricted Shares, and any assets constituting Restricted Share Distributions, which shall be forfeited in accordance with the applicable agreement granting such Restricted Share Award. Restricted Shares shall constitute issued and outstanding Common Stock for all corporate purposes and the Holder shall have all rights, powers and privileges of a Holder of unrestricted Shares except that the Holder will not be entitled to delivery of the stock certificates until all Restrictions shall have terminated, and the Company will retain custody of all related Restricted Share Distributions (which will be subject to the same Restrictions, terms, and conditions as the related Restricted Shares) until the conclusion of the Restricted Period with respect to the related Restricted Shares; and provided, further, that any Restricted Share Distributions shall not bear interest or be segregated into a separate account but shall remain a general asset of the Company, subject to the claims of the Company’s creditors, until the conclusion of the applicable Restricted Period; and provided, finally, that any material breach of any terms of the Restricted Share Award, as reasonably determined by the Committee, will cause a forfeiture of both Restricted Shares and Restricted Share Distributions.

13. Performance Awards.

(a) Performance Awards during a Plan Year may be granted to one or more Covered Persons, and shall in all events be specifically designated as Performance Awards. Nothing herein shall be construed as limiting the Committee’s authority to grant other types of Awards to Eligible Persons, including Covered Persons, conditioned on the satisfaction of such criteria, including those comprising one or more of the Performance Measures, as the Committee, in its sole discretion, may select.

(b) Without limitation, the Committee’s grant of Performance Awards may, in its sole discretion, be made in Shares (including, without limitation, Restricted Shares whose Restrictions will lapse on the basis of the satisfaction of the selected Performance Measure(s)), or in cash, or in a combination of Shares and cash, but the cash portion of such Performance Award granted to a Covered Person may not exceed $2,000,000 in a Plan Year.

(c) The Committee shall select the Performance Measures which will be required to be satisfied during the Performance Period in order to earn amounts specified in the Performance Award. Such Performance Measures, and the duration of any Performance Period, may differ with respect to each Covered Person, or with respect to separate Performance Awards issued to the same Covered Person. The selected Performance Measures, the Performance Period(s), and any other conditions to the Company’s obligation to pay a Performance Award shall be set forth in each Performance Award on or before the first to occur of (i) the 90th day of the selected Performance Period, (ii) the first date on which more than 25% of the Performance Period has elapsed, and (iii) the first date, if any, on which satisfaction of the Performance Measure(s) is no longer substantially uncertain.

(d) Unless otherwise expressly provided in the Performance Award, the Covered Person must remain employed by the Company until the end of the Performance Period in order to be entitled to any payment under such Performance Award; provided, however, that the Committee expressly may provide in the Performance Award that such Holder may become entitled to a specified portion of the amount earned under such Performance Award based on one or more specified period(s) of time between the Date of Grant of such Performance Award and such Covered Person’s Separation, prior to the end of the Performance Period.

(e) Performance Awards may be payable in a single payment or in installments, but may not be paid in whole or in part prior to the date on which the Performance Measures are attained; except that, if expressly provided under the Performance Award, such payment may be accelerated upon the death or Disability of the Covered Person, or as a result of a Change in Control, it being understood that if such acceleration events occur prior to the attainment of the Performance Measures, the Performance Award will not be exempt from Section 162(m) of the Code.

14. Acceleration on Change in Control.  In the event of either a Change in Control, or a Potential Change in Control followed, within 360 days, by a Change in Control, unless otherwise expressly provided by the Committee prior to such event, (i) all Awards, other than Performance Awards, shall become fully exercisable, nonforfeitable, or the Restricted Period shall terminate, as the case may be (hereafter, in this Section 14, such Award shall be “accelerated”), and (ii) the Committee shall have the right to cash out some or all outstanding Non-qualified Stock Options, Stock Appreciation Rights, and Restricted Stock, on the basis of the Change in Control Price, effective as of the date of the Change in Control, or on such other date as the Committee may determine prior to the Change in Control.

15. Adjustment of Available Shares.

(a) If at any time while the Plan is in effect or Awards with respect to Available Shares are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

(i) appropriate adjustment shall be made in the maximum number of Available Shares which may be granted under Section 3, and in the Available Shares which are then subject to each Award, so that the same proportion of the Parent’s issued and outstanding Common Stock shall continue to be subject to grant under Section 3, and to such Award, and

(ii) in addition, and without limitation, in the case of each Award (including, without limitation, Options) which requires the payment of consideration by the Holder in order to acquire Shares, an appropriate adjustment shall be made in the consideration (including, without limitation the Option Price) required to be paid to acquire the each Share, so that (i) the aggregate consideration to acquire all of the Shares subject to the Award remains the same and, (ii) so far as possible (and without disqualifying an Incentive Stock Option) as reasonably determined by the Committee in its sole discretion, the relative cost of acquiring each Share subject to such Award remains the same.

(b) The Committee will change the terms of Options outstanding under this Plan, with respect to the Option Price or the number of Available Shares subject to the Options, or both, when, in the Committee’s judgment, such adjustments become appropriate by reason of a corporate transaction (as defined in Treasury Regulation § 1.425-1(a)(1)(ii)); provided, however, that if by reason of such corporate transaction an Incentive Stock Option is assumed or a new option is substituted therefore, the Committee may only change the terms of such Incentive Stock Option such that (i) the excess of the aggregate Fair Market Value of the Shares subject to option immediately after the substitution or assumption, over the aggregate option price of such Shares, is not more than the excess of the aggregate Fair Market Value of all Available Shares subject to the Option immediately before such substitution or assumption over the aggregate Option Price of such Available Shares, and (ii) the new option, or the assumption of the old Incentive Stock Option does not give the Optionee additional benefits which he did not have under the old Incentive Stock Option.

(c) Except as otherwise expressly provided herein, the issuance by the Parent of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Parent convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Available Shares subject to Awards granted under the Plan.

(d) Without limiting the generality of the foregoing, the existence of outstanding Awards with respect to Available Shares granted under the Plan shall not affect in any manner the right or power of the Parent to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Parent’s capital structure or its business; (2) any merger or consolidation of the Parent; (3) any issue by the Parent of debt securities, or preferred or preference stock which would rank above the Available Shares subject to outstanding Awards; (4) the dissolution or liquidation of the Parent; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

16. Transferability of Awards.  Each Award shall provide that such Award shall not be transferable by the Holder otherwise than by will or the laws of descent and distribution, or, if so provided in the Award, (a) that such Award is transferable, in whole or in part, without payment of consideration, to members of the Holder’s Immediate Family, to trusts for such Immediate Family members, or to partnerships whose only partners are such Immediate Family members, or (b) except as prohibited by Rule 16b-3, to a person or other entity for which the Holder is entitled to a deduction for a “charitable contribution” under Section 170(a)(i) of the Code (provided, in each such case that no further transfer by any such permitted transferee(s) shall be permitted); provided, further, that in each case the exercise of the Award will remain the power and responsibility of the Holder and that so long as the Holder lives, only such Holder (even if pursuant to the legal direction of the person to whom a charitable contribution has been made) or his guardian or legal representative shall have the rights set forth in such Award.

17. Issuance of Shares.  No Holder or other person shall be, or have any of the rights or privileges of, the owner of Shares subject to an Award unless and until certificates representing such Common Stock shall have been issued and delivered to such Holder or other person. As a condition of any issuance of Common Stock, the Committee may obtain such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

(i) a representation, warranty or agreement by the Holder to the Parent, at the time any Shares are transferred, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(ii) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

Share certificates issued to the Holder receiving such Shares who are parties to any shareholders agreement or any similar agreement shall bear the legends contained in such agreements. Notwithstanding any provision hereof to the contrary, no Shares shall be required to be issued with respect to an Award unless counsel for the Parent shall be reasonably satisfied that such issuance will be in compliance with applicable Federal or state securities laws.

18. Stock Appreciation Rights and Limited Stock Appreciation Rights.

(a) The Committee shall have authority to grant a SAR, or to grant a Limited SAR with respect to all or some of the Available Shares covered by any Option (“Related Option”), or with respect to, or as some or all of, a Performance Award (“Related Performance Award”). A SAR or Limited SAR granted with respect to an Incentive Stock Option must be granted on the Date of Grant of such related Option. A SAR or Limited SAR granted with respect to a Related Non-qualified Stock Option or a Performance Award, may be granted on or after the Date of Grant of such Related Option or Related Performance Award.

(b) For the purposes of this Section 18, the following definitions shall apply:

(i) The term “Offer” shall mean any tender offer or exchange offer for thirty percent (30%) or more of the outstanding Common Stock of the Parent, other than one made by the Parent; provided that the corporation, person or other entity making the Offer acquires Common Stock pursuant to such Offer.

(ii) The term “Offer Price Per Share” shall mean the highest price per Share paid in any Offer which is in effect at any time during the period beginning on the sixtieth (60th) day prior to the date on which a Limited SAR is exercised and ending on the date on which the Limited SAR is exercised. Any securities or properties which are a part or all of the consideration paid or to be paid for Common Stock in the Offer shall be valued in determining the Offer Price Per Share at the higher of (1) the valuation placed on such securities or properties by the person making such Offer, or (2) the valuation placed on such securities or properties by the Committee.

(iii) The term “Limited SAR” shall mean a right granted under this Plan with respect to a Related Option or Related Performance Award, that shall entitle the Holder to an amount in cash equal to the Offer Spread in the event an Offer is made.

(iv) The term “Offer Spread” shall mean, with respect to each Limited SAR, an amount equal to the product of (1) the excess of (A) the Offer Price Per Share immediately preceding the date of exercise over (B) (x) if the Limited SAR is granted in tandem with an Option, then the Option Price per Share of the Related Option, or (y) if the Limited SAR is issued with respect to a Performance Award, the Agreed Price under the Related Performance Award, multiplied by (2) the number of Available Shares with respect to which such Limited SAR is being exercised; provided, however that with respect to any Limited SAR granted in tandem with an Incentive Stock Option, in no event shall the Offer Spread exceed the amount permitted to be treated as the Offer Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

(v) The term “SAR” shall mean a right granted under this Plan, including, without limitation, a right granted in tandem with an Award, that shall entitle the Holder thereof to an amount in cash equal to the Spread.

(vi) The term “SAR Spread” shall mean with respect to each SAR an amount equal to the product of (1) the excess of (A) the Fair Market Value per Share on the date of exercise over (B) (x) if the SAR is granted in tandem with an Option, then the Option Price per Share of the Related Option, (y) if the SAR is granted in tandem with a Performance Award, the Agreed Price under the Related Performance Award, or (z) if the SAR is granted by itself with respect to a designated number of Available Shares, then whichever of the Fair Market Value of the Available Shares on the Date of Grant, or the Agreed Price, shall be designated in the SAR agreement, in each case multiplied by (2) the number of Available Shares with respect to which such SAR is being exercised; provided, however, that with respect to any SAR granted in tandem with an Incentive Stock Option, in no event shall the SAR Spread exceed the amount permitted to be treated as the SAR Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

(c) To exercise the SAR or Limited SAR, the Holder shall:

(i) Give written notice thereof to the Company, specifying the SAR or Limited SAR being exercised and the number or Available Shares with respect to which such SAR or Limited SAR is being exercised, and

(ii) If requested by the Company, deliver within a reasonable time the agreement evidencing the SAR or Limited SAR being exercised, and the Related Option agreement, or Related Performance Award agreement, to the Secretary of the Company who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Holder.

(d) As soon as practicable after the exercise of a SAR or Limited SAR, the Company shall pay to the Holder (i) cash, (ii) at the request of the Holder and the approval of the Committee, or in accordance with the terms of the Award, Shares, or (iii) a combination of cash and Shares, having a Fair Market Value equal to either the SAR Spread, or to the Offer Spread, as the case may be; provided, however, that the Company may, in its sole discretion, withhold from such payment any amount necessary to satisfy the Company’s obligation for federal and state withholding taxes with respect to such exercise.

(e) A SAR or Limited SAR may be exercised only if and to the extent that it is permitted under the terms of the Award which, in the case of a Related Option, shall be only when such Related Option is eligible to be exercised; provided, however, a Limited SAR may be exercised only during the period beginning on the first day following the date of expiration of the Offer and ending on the thirtieth (30th) day following such date.

(f) Upon the exercise or termination of a Related Option, or the payment or termination of a Related Performance Award, the SAR or Limited SAR with respect to such Related Option or Related Performance Award likewise shall terminate.

(g) A SAR or Limited SAR shall be transferable only to the extent, if any, that the Related Award is transferable, and under the same conditions.

(h) A SAR or Limited SAR granted with respect to an Incentive Stock Option may be exercised only when the Fair Market Value of the Available Shares exceeds the Option Price.

(i) Each SAR or Limited SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a written agreement.

(j) The Holder shall have no rights as a stockholder with respect to the related Available Shares as a result of the grant of a SAR or Limited SAR.

(k) With respect to a Holder who, on the date of a proposed exercise of a SAR or Limited SAR, is an officer (as that term is used in Rule 16a-1 promulgated under the 1934 Act or any similar rule which may subsequently be in effect), and who would receive cash in whole or in part upon the proposed exercise of his SAR, or Limited SAR such proposed exercise may only occur as permitted by Rule 16b-3, including without limitation paragraph (e)(3)(iii) (or any similar rule which may subsequently be in effect promulgated pursuant to Section 16(b) of the 1934 Act) which, at the date of adopting this Plan, among other things, permits exercise during a period beginning on the third (3rd) business day following the Parent’s public release of quarterly or annual summary statements of sales and earnings and ending on the twelfth (12th) business day following such public release.

19. Administration of the Plan.

(a) The Plan shall be administered by the Committee and, except for the powers reserved to the Board in Section 22 hereof, the Committee shall have all of the administrative powers under Plan.

(b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to an officer of the Parent. The determinations under, and the interpretations of, any provision of the Plan or an Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

(c) Any and all determinations and interpretations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting duly called, with at least 3 days prior notice and a general explanation of the subject matter given to each member, or (ii) without a meeting, by the written approval of all members of the Committee.

(d) No member of the Committee shall be liable for any action taken or omitted to be taken by him or by any other member of the Committee with respect to the Plan, and to the extent of liabilities not otherwise insured under a policy purchased by the Company, the Company does hereby indemnify and agree to defend and save harmless any member of the Committee with respect to any liabilities asserted or incurred in connection with the exercise and performance of their powers and duties hereunder, unless such liabilities are judicially determined to have arisen out of such member’s gross negligence, fraud or bad faith. Such indemnification shall include attorney’s fees and all other costs and expenses reasonably incurred in defense of any action arising from such act of commission or omission. Nothing herein shall be deemed to limit the Company’s ability to insure itself with respect to its obligations hereunder.

(e) In particular, and without limitation, the Committee shall have the authority, consistent with the terms of the Plan:

(i) to select the officers, key Employees, Outside Directors, and Consultants to whom Awards may from time to time be granted hereunder;

(ii) to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Persons;

(iii) to determine the number of Shares to be covered by each such Award granted hereunder;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the Agreed Price and any Restriction or limitation, or any Vesting acceleration or waiver of forfeiture Restrictions, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by the Plan; provided, however, and notwithstanding any provision hereof to the contrary, the

Committee (i) will not (w) amend an Option to reduce its Option Price, or (except for Vesting acceleration) materially improve its terms and conditions in favor of the Holder; nor (x) amend a SAR or a Limited SAR in a manner which causes or increases its SAR Spread or Offer Spread, respectively, or (except for Vesting acceleration) materially improves its terms and conditions in favor of the Holder; and (ii) will not grant an Award whose exercise is conditioned directly or indirectly on the surrender, or failure to exercise, either (y) an Option whose Option Price is greater than the Fair Market Value of a Share on the date of grant of such Award, or (z) a SAR which does not have a SAR Spread, or a Limited SAR which does not have an Offer Spread, on the date of grant of such Award.

(v) to determine whether and under what circumstances an Option may be settled in cash, or Restricted Shares, instead of Shares;

(vi) to determine whether, to what extent, and under what circumstances Awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other Awards under the Plan and/or cash awards made outside of the Plan;

(vii) to determine whether and to what extent, and under what circumstances Shares and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Holder (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); provided, further, that any such determinations or elections must comply with all applicable laws, including, without limitation, Section 409A of the Code; and

(viii) to determine whether and to what extent a Holder will be allowed to pay the Option Price of an Option, or to satisfy tax withholding requirements, in Shares.

(f) The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan; provided, however, that to the extent that this Plan otherwise requires the approval of the Board or the shareholders of the Parent, all decisions of the Committee shall be subject to such Board or shareholder approval. Subject to the foregoing, and without limitation, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Holders.

20. Tax Withholding.  On or immediately prior to the date on which a payment is made to a Holder hereunder or, if earlier, the date on which an amount is required to be included in the income of the Holder as a result of an Award, the Holder shall be required to pay to the Company, in cash, or in Shares (but in Shares only if expressly provided in the Award, or otherwise authorized by the Committee), the amount which the Company reasonably determines to be necessary in order for the Company to comply with applicable federal or state tax withholding requirements, and the collection of employment taxes, if applicable.

21. Interpretation.

(a) If any provision of the Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

(b) This Plan shall be governed by the laws of the State of Texas.

(c) Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

(d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

(e) The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Holder, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

(f) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

22. Amendment and Discontinuation of the Plan.  The Board, or the Committee (subject to the prior written authorization of the Board), may from time to time amend the Plan or any Award; provided, however, that (except to the extent provided in Section 9(b) and 15 hereof) no such amendment may, without approval by the shareholders of the Parent, (a) increase the number of Available Shares or change the class of Eligible Persons, (b) permit the granting of Awards which expire beyond the maximum 10-year period described in Subsection 9(a)(iv), (c) extend the termination date of the Plan as set forth in Section 24, (d) increase the Section 162(m) Maximum; or (e) make any change for which applicable law or regulatory authority (including the regulatory authority of the NYSE or any other market or exchange on which the Common Stock is traded) would require shareholder approval or for which shareholder approval would be required to secure all deductibility of compensation received under the Plan under Section 162(m) of the Code; and provided, further, that no amendment or suspension of the Plan or any Award issued hereunder shall, except as specifically permitted in this Plan or under the terms of such Award, substantially impair any Award previously granted to any Holder without the consent of such Holder.

23. Section 83(b) Election.  If as a result of receiving an Award, a Holder receives Restricted Shares subject to a “substantial risk of forfeiture”, then such Holder may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Restricted Shares are transferred to him, the excess of the Fair Market Value (determined without regard to any Restriction other than one which by its terms will never lapse), of such Restricted Shares at the Date of Grant, over the amount paid for the Restricted Shares. If the Holder makes the Section 83(b) election described above, the Holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such federal and state income withholding as the Committee may reasonably require in its sole and absolute discretion.

24. Effective Date and Termination Date.  The Plan shall be effective as of its Effective Date, and shall terminate on the tenth anniversary of such Effective Date.

CAPITAL SENIOR LIVING CORPORATION

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

P R O X Y
CAPITAL SENIOR LIVING CORPORATION
14160 Dallas Parkway, Suite 300
Dallas, Texas 75254
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Lawrence A. Cohen and James A. Stroud and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated hereon, all of the shares of the common stock of Capital Senior Living Corporation (the “Company”), held of record by the undersigned on March 20, 2007, at the Annual Meeting of Stockholders of the Company to be held on May 8, 2007 and any adjournment(s) thereof.
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
(To Be Dated And Signed On Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.
The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3, and 5 and “AGAINST” Proposal 4.

This proxy will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted as indicated below:

“FOR” the election of each of the nominees for director (Proposal 1) and “FOR” Proposals 1, 2, 3, and 5.	“AGAINST” Proposal 4.

1.	Proposal to elect as directors of the Company the following persons to hold office until the annual meeting of stockholders to be held in 2010 or until their successors have been duly qualified and elected.	FOR all nominees listed to left (except as marked to the contrary)	WITHHELD AUTHORITY to vote for all nominees
	Nominees: 01 James A. Moore, and 02 Dr. Victor W. Nee	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, mark the “FOR all nominees listed to left” box above and write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP, independent accountants, as the Company’s independent auditors.	☐	☐	☐

3.	Proposal to approve the Company’s 2007 Omnibus Stock and Incentive Plan.	☐	☐	☐

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

4.	Proposal by the Stockholders to recommend that the Board of Directors promptly engage an investment banking firm and pursue a sale or liquidation of the Company.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

Date	, 2007

Signature

Signature
Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.